                                                                   EXHIBIT 10.30


                                 LEASE AGREEMENT

                                       FOR

                               4600 SOUTH SYRACUSE
                                DENVER, COLORADO

                                     BETWEEN

                         DENVER HINES DEVELOPMENT, LLC,
                                   AS LANDLORD

                                       AND

                                    iSKY, INC.
                                    AS TENANT

                                TABLE OF CONTENTS



1.     BASIC LEASE PROVISIONS, EXHIBITS AND DEFINITIONS...........................................................1
       A.  Basic Lease Provisions.................................................................................1
       B.  Additional Provisions and Exhibits.....................................................................2
       C.  Definitions............................................................................................2

2.     DEMISE....................................................................................................10

3.     ANNUAL RENT...............................................................................................10
       A.  Annual Rent...........................................................................................10
       B.  Terms of Payment......................................................................................10

4.     ADDITIONAL RENT...........................................................................................10
       A.  Tenant's Share of Computed Operating Expenses.........................................................11
       B.  Partial Years.........................................................................................11
       C.  Objections by Tenant..................................................................................11
       D.  No Reduction in Annual Rent...........................................................................12

5.     CONSTRUCTION AND POSSESSION...............................................................................13
       A.  Construction of Premises..............................................................................13
       B.  Early Occupancy.......................................................................................13
       C.  Failure to Complete...................................................................................13
       D.  Punch List............................................................................................14

6.     OCCUPANCY OF PREMISES.....................................................................................14
       A.  Use...................................................................................................14
       B.  Compliance............................................................................................14

7.     SERVICES PROVIDED BY LANDLORD.............................................................................15
       A.  Description of Standard Services......................................................................15
       B.  Additional Services...................................................................................17
       C.  Interruption of Services..............................................................................17

8.     REPAIRS...................................................................................................18
       A.  Repairs Within the Premises...........................................................................18
       B.  Landlord's Entry......................................................................................18
       C.  Notice of Damage......................................................................................19
       D.  Landlord's Repair Obligations.........................................................................19

9.     ADDITIONS, IMPROVEMENTS, AND ALTERATIONS..................................................................19

10.    COVENANT AGAINST LIENS....................................................................................20
       A.  Mechanics Liens.......................................................................................20
       B.  Sales, Use, Income and Personal Property Taxes........................................................21


                                       i.

11.    INSURANCE.................................................................................................21
       A.  Waiver of Subrogation.................................................................................21
       B.  Coverage..............................................................................................21
       C.  Avoid Action Increasing Rates.........................................................................22
       D.  Notices by Tenant's Insurance Carrier to Landlord.....................................................23

12.    FIRE OR CASUALTY..........................................................................................23
       A.  Restoration - Cancellation upon Major Damage..........................................................23
       B.  Rent Abatement........................................................................................24

13.    WAIVER OF CLAIMS - INDEMNIFICATION........................................................................24

14.    NONWAIVER; ACCEPTANCE OF RENT OR PERFORMANCE AFTER BREACH.................................................25

15.    CONDEMNATION..............................................................................................25

16.    ASSIGNMENT AND SUBLETTING.................................................................................26

17.    SURRENDER OF POSSESSION...................................................................................27

18.    PERSONAL PROPERTY.........................................................................................28
       A.  Responsibility........................................................................................28
       B.  Taxes on Certain Improvements, Alterations and Conditions.............................................28
       C.  Landlord's Lien.......................................................................................28

19.    HOLDING OVER..............................................................................................28

20.    ESTOPPEL CERTIFICATE......................................................................................28

21.    OBLIGATIONS TO MORTGAGEES AND LESSORS.....................................................................29
       A.  Subordination.........................................................................................29
       B.  Notice to Landlord, Mortgagees, and Lessors...........................................................29

22.    CERTAIN RIGHTS RESERVED BY LANDLORD.......................................................................30

23.    RULES AND REGULATIONS.....................................................................................31

24     DEFAULT AND REMEDIES......................................................................................32
       A.  Events of Default.....................................................................................32
       B.  Landlord's Remedies...................................................................................33
       C.  Concurrent or Subsequent Exercise of Remedies.........................................................37
       D.  Choice of Law, Jurisdiction and Venue.................................................................37

25.    EXPENSES OF ENFORCEMENT...................................................................................38


                                      ii.

26.    COVENANT OF QUIET ENJOYMENT...............................................................................38

27.    SECURITY DEPOSIT..........................................................................................38

28.    REAL ESTATE BROKER........................................................................................39

29.    MISCELLANEOUS.............................................................................................39
       A.  Rights Cumulative.....................................................................................39
       B.  Interest..............................................................................................39
       C.  Binding Effect........................................................................................40
       D.  Lease Contains All Terms..............................................................................40
       E.  Delivery for Examination..............................................................................40
       F.  No Air Rights.........................................................................................40
       G.  Modification of Lease.................................................................................40
       H.  Substitution of Premises..............................................................................40
       I.  Transfer of Landlord's Interest.......................................................................40
       J.  Prohibition Against Recording.........................................................................40
       K.  Captions..............................................................................................41
       L.  Only Landlord/Tenant Relationship.....................................................................41
       M.  Bills.................................................................................................41
       N.  Severability..........................................................................................41
       O.  Jury Trial............................................................................................41
       P.  Authority to Bind.....................................................................................41
       Q.  Tenant's Covenants Independent........................................................................41
       R.  Business Days and Hours; Holidays.....................................................................41
       S.  Force Majeure.........................................................................................41

30.    LIMITATIONS ON LANDLORD'S LIABILITY.......................................................................42

31.    NOTICES...................................................................................................42


                                      iii.

EXHIBITS

Exhibit A - 4600 SOUTH SYRACUSE Additional Provisions

Exhibit B - 4600 SOUTH SYRACUSE Legal Description of the Land

Exhibit C - 4600 SOUTH SYRACUSE Plan Delineating the Premises

Exhibit D - 4600 SOUTH SYRACUSE Tenant Construction Agreement

Exhibit E - 4600 SOUTH SYRACUSE Rules and Regulations

Exhibit F - 4600 SOUTH SYRACUSE Parking

Exhibit G - 4600 SOUTH SYRACUSE Base Building Shell and Building Standard Items

Exhibit H - 4600 SOUTH SYRACUSE Form of Subordination, Nondisturbance and
               Attornment Agreement

Exhibit I - 4600 SOUTH SYRACUSE Form of Letter of Credit


                                      iv.

                                 LEASE AGREEMENT

                               4600 SOUTH SYRACUSE


         This LEASE AGREEMENT (this "Lease") is made as of the 13th day of March, 2000, between DENVER HINES DEVELOPMENT, LLC, a Delaware limited liability company (the "Landlord"), and iSKY, INC. a Delaware corporation (the "Tenant"), whose present address is 9137 E. Mineral Circle, Suite 140, Englewood, CO 80112, and whose address will be that of the Building beginning with the Commencement Date.

1. BASIC LEASE PROVISIONS, EXHIBITS AND DEFINITIONS.

              A. Basic Lease Provisions. THE following are certain basic lease provisions which are part of, and in certain instances referred to in subsequent provisions of, this Lease:

                     (1) Term: Five (5) years, beginning on the earlier of (a)
              the date of substantial completion of the Tenant Work in the Premises, as defined in Paragraph 9 of Exhibit D to this Lease, or
              (b) May 1, 2000 ("Commencement Date") or any deferred Commencement Date that may apply under Section 5.C. below or under Exhibit D to this Lease, and expiring at midnight on the day before the date which is five years later ("Expiration Date"). When the Commencement Date has been determined, Landlord and Tenant will execute a certificate specifying the Commencement Date and the Expiration Date.

                     (2) Annual Rent: Determined pursuant to Section 3 based on an annual amount per square foot of Rentable Area of the Premises for each Lease Year (which amount per square foot includes Initial Operating Expenses Basic Cost, as defined below), as follows:



                                                     ANNUAL RATE PER
                        LEASE YEAR                 RENTABLE SQUARE FOOT
                        ----------                 --------------------
                  Lease Years 1 through 3                $26.50
                  Lease Years 4 through 5                $27.50


                     (3) Initial Operating Expenses Basic Cost (including the
              Management Fee Contribution): the sum of $8.00 per square foot of Rentable Area of the Premises.

                     (4) Permitted Use: general office and related or ancillary uses, including a diagnostic laboratory for computer and RF equipment.


                                       1.

                     (5) Rentable Area of the Premises: Approximately 24,992
              square feet located on Floor 5, Suite 500. The Rentable Area of the Premises is approximately as stated above, and shall be specifically calculated by Landlord's architects when floor plans for the Premises are complete, in accordance with the definitions contained in this Lease. Upon such determination by Landlord's architect, the Rentable Area of the Premises shall be adjusted to reflect the number of square feet of Rentable Area determined by such calculation. At the request of Landlord, the parties shall, from time to time, execute instruments confirming the Rentable Area of the Premises. Tenant shall have the right to have its architect perform a verification within thirty (30) days after the Commencement Date that the methodology used by Landlord's architect to calculate the Rentable Area of the Premises is the methodology set forth in this Lease; provided, however, that so long as the methodology used is correct, the figure arrived at by Landlord's architect shall control.

                     (6) Security Deposit: An amount equal to the total Annual
              Rent due hereunder during Lease Year 5.

                     (7) Tenant's Broker: Bartell & Company.

                     (8) Landlord's Broker: CB Richard Ellis, Inc.

              B. Additional Provisions and Exhibits. Set forth in Exhibit A attached hereto are certain additional provisions contained in this Lease. In the event of any inconsistency between such additional provisions and the terms and provisions of this Lease, the terms and provisions of such additional provisions shall control. The following is an identification of the Exhibits which are attached to this Lease and incorporated in this Lease by this reference. The Exhibits to this Lease include:

              Exhibit A -Additional Provisions

              Exhibit B -Legal Description of the Land

              Exhibit C -Plan Delineating the Premises

              Exhibit D -Tenant Construction Agreement

              Exhibit E -Rules and Regulations

              Exhibit F -Parking

              Exhibit G -Base Building Shell and Building Standard Items

              Exhibit H -Form of Subordination, Nondisturbance and Attornment
                         Agreement

              Exhibit I -Form of Letter of Credit

              C. Definitions. In this Lease (including this Section) the following defined terms have the meanings indicated:

                     (1) "Building" means that 13 floor office and commercial
              building containing approximately 304,208 square feet of Rentable Area commonly known as 4600 SOUTH SYRACUSE, 4600 South Syracuse Street, Denver, Colorado 80237, located on the Land and in which the Premises are located. The Rentable Area of the Building is approximately as stated above, and shall be specifically calculated by Landlord's architects when floor plans for the Building are complete. Upon such determination by Landlord's architect,


                                       2.

the Rentable Area of the Building shall be adjusted to reflect the number of square feet of Rentable Area determined by such calculation. Tenant shall have the right to have its architect perform a verification within thirty (30) days after the Commencement Date that the methodology used by Landlord's architect to calculate the Rentable Area of the Building is the methodology set forth in this Lease; provided, however, that so long as the methodology used is correct, the figure arrived at by Landlord's architect shall control.

                     (2) "Building-Shared Areas" means the square footage of the areas within (and measured from the mid-point of the walls enclosing) the Building elevator machine rooms, main mechanical and electrical rooms, public lobbies, and other areas not leased or held for lease within the Building but which are necessary or desirable for the proper utilization of the Building or to provide customary services to the Building. The allocation to the Premises of the Building-Shared Areas shall be equal to the total Building-Shared Areas within the Building multiplied by a fraction, the numerator of which is the Usable Area of the Premises and the denominator of which is the Usable Area leased or held for lease for general office purposes in the Building.

                     (3) "Building Standard" means the items described as
              building standard finishes on Exhibit G, as such items may be revised from time-to-time by Landlord.

                     (4) "Calendar Year" means any twelve month period, January through December, which contains any part of the Term of this Lease.

                     (5) "Complex" means the Land, the Building, the parking
              garage, and all other improvements on the Land or directly benefiting the Building from time to time, and all additional facilities directly benefiting the Building that may be constructed in subsequent years, including underground pedestrian tunnels and aboveground pedestrian skywalks, and including any variations or additions thereto, but excluding any additional office buildings which might be built on the Land.

                     (6) "Computed Operating Expenses" means, with respect to
              each Calendar Year during the Term, the actual Operating Expenses for said Calendar Year computed on the accrual basis and in accordance with the terms of this Lease, but excluding the Management Fee Contribution.

                     (7) "Floor-Shared Areas" means the square footage of the
              areas within (and measured from the mid-point of the walls enclosing) public corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone and equipment rooms, and other similar facilities for the use of all tenants on the floor on which the Premises are located. In the case of a floor leased to more than one tenant, the allocation to the Premises of


                                       3.

              the Floor-Shared Areas on said floor shall be equal to the total Floor-Shared Areas on said floor multiplied by a fraction, the numerator of which is the Usable Area of the Premises located on said floor and the denominator of which is the Usable Area of said floor.

                     (8) "Land" means the real property legally described on
              Exhibit B.

                     (9) "Lease Year" means each twelve (12) month period
              beginning with the Commencement Date, or any anniversary thereof, and ending at midnight on the date which is one day prior to the same date one (1) year later. If the Lease Year is not concurrent with a Calendar Year, then Landlord reserves the right at any time to make all adjustments provided for herein on a Calendar Year basis, with an appropriate proration for the Lease Years in which such conversion is made and in which the Term ends, and "Lease Year" as used in any portion of this Lease pertaining to such adjustments shall thereafter be deemed to refer to "Calendar Year."

                     (10) (a) "Operating Expenses" means all expenses, costs and disbursements of every kind and nature which Landlord shall pay or incur or become obligated to pay or incur because of or in connection with the ownership, operation or maintenance of the Complex, including but not limited to, the following:

                            i) Wages, salaries and other compensation of all
                     employees, on site and offsite, engaged in the operation, maintenance, repair or access control of the Complex, including personnel for security or who may provide traffic control relating to ingress and egress to and from the parking facilities serving the Complex to the adjacent public streets. All taxes, insurance, benefits, travel expenses, continuing educational expenses, and trade association dues and expenses relating to employees providing these services shall be included, but if the employee does not work full time with respect to the Building, all of such expenses related to the employee shall be equitably pro-rated based upon the proportionate amount of time expended by the employee with respect to the Building.

                            ii) All supplies, equipment, tools and materials,
                     whether purchased or leased, used in the operation, maintenance, repair or access control of the Complex.

                            iii) Cost of all utilities for the Complex,
                     including, but not limited to, the cost of water, power, heating, lighting, air conditioning and ventilating (excluding those costs billed to specific tenants).


                                       4.

                            iv) Cost of all maintenance and service agreements
                     for the Complex and the equipment therein, including, but not limited to, access control, window cleaning, elevator maintenance, landscaping and perimeter sidewalk and public area cleaning, maintenance and repair, and janitorial service.

                            v) Cost of all insurance relating to the Complex,
                     including, but not limited to, the cost of casualty (but not the cost of casualty insurance, if any, carried by Landlord and attributable to beyond Building Standard leasehold improvements), rental abatement and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith.

                            vi) Cost of repairs and maintenance (excluding
                     repairs and maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant).

                            vii) Amortization of the cost of capital investment
                     items which are primarily for the purpose of reducing operating costs, but only to the extent of such reduction in operating costs, or which may be required by governmental authority with respect to laws enacted after the Commencement Date, or to reasonably promote safety of the Complex. All such costs shall be determined and amortized over the reasonable life or payback period, as Landlord may elect, of the capital investment items in accordance with generally accepted accounting principles, together with a commercially reasonable financing charge factor. In no event shall the amortization period extend beyond the reasonable life of the Building.

                            viii) All internal control audit and operating
                     expense audit costs for the Complex, and an allocation of the costs of the off-site project accounting, senior property management, payroll and risk management departments of Landlord and/or the property manager, including personnel costs, office rent and other associated costs incurred in connection with such departments, as long as those costs are related to the Complex.

                            ix) Office rent and other costs of a management
                     office within the Complex.

                            x) Costs of operating a reception desk and /or other
                     amenities or services for the general benefit of tenants of the Building that may be provided now or in the future.

                            xi) All Taxes (as defined below).

                            xii) A contribution (the "Management Fee
                     Contribution") towards a management fee equal to three percent (3%) of the


                                       5.

                     Annual Rent (as the same may be adjusted from time to time as set forth above) and of Tenant's Share of Computed Operating Expenses as described below (but excluding the Management Fee Contribution).

              (b) Notwithstanding anything in the definition of Operating Expenses to the contrary, Operating Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:

              (i) If any additional buildings are constructed within the Complex, or if any other improvement is constructed within the Complex which serves more than the Building, there shall be reduced from Operating Expenses all expenses which relate solely to another building or improvement, and there shall be reduced from Operating Expenses the proportionate amount of any expense which relates to the Building as well as any other building or improvement within the Complex, to the proportionate extent to which the expense does not relate to the Building.

              (ii) Costs incurred for the repair of damage caused by a casualty for which Landlord is reimbursed, or is entitled to reimbursement, by a tenant or by insurance proceeds (provided that any deductible amount for which Landlord is not reimbursed by insurance shall not be excluded from Operating Expenses hereby).

              (iii) Costs, including permit, license and inspection costs, incurred with respect to the installation of any occupant's space in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building.

              (iv) Costs of items considered capital items under generally accepted accounting principles consistently applied or otherwise ("Capital Items"), except for those Capital Items specifically permitted in Section 1(C)(10)(a)(vii).

              (v) Costs incurred to remedy any defects in the design or material used in, or the defective installation or construction of any portion of the Complex, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear and use shall not be deemed defects for the purpose of this category.

              (vi) Depreciation, amortization and interest payments, except as specifically provided otherwise in the Lease.

              (vii) Marketing costs, including without limitation, leasing commissions, attorney's fees in connection with the negotiation and preparation of lease documents, space planning costs and other costs and expenses incurred with respect to lease negotiations and transactions with present or prospective tenants or other occupants


                                       6.

                      of the Building; provided, however, that wages of employees which are otherwise included in Operating Expenses under Section 1.C.(10)(a)(i) above shall not be deemed excluded from the definition of Operating Expenses as a result of such employees' performance of marketing activities on behalf of the Building.

              (viii) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building.

              (ix) Costs due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building.

              (x) Any expense paid to Landlord or subsidiaries or affiliates of Landlord for goods and/or services in or to any portion of the Complex to the extent that such expense exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis (to the extent such goods and/or services are available or exist in the marketplace).

              (xi) Payments on any deed of trust, other debt instrument or ground lease relating to any portion of the Complex.

              (xii) Any compensation paid to anyone in connection with a commercial concession intended for profit and operated by Landlord or in the parking garage of the Building.

              (xiii) Any item which is reimbursed to Landlord from insurance or condemnation proceeds or which is payable to Landlord from any tenant in the Building (other than as part of that tenant's share of Operating Expenses).

              (xiv) Costs arising from latent defects in any portion of the Complex.

              (xv)    Landlord's charitable or political contributions.

              (xvi) Costs incurred in connection with any environmental clean-up, response action or remediation on, in, under or about the Building or the Complex, including but not limited to costs and expenses associated with the defense, administration, settlement, monitoring or management thereof.

              (xvii) Any inheritance, gift, franchise, income, corporate or profit taxes that may be assessed against Landlord (except to the extent such taxes are in substitution, in whole or in part, for real estate or personal property taxes or license or other fees or in lieu of any increase in such taxes or fees, as specifically provided in Section 1.C.(14) below).

              (xviii) All bad debt loss, rent loss, or reserves for bad debt or rent loss.


                                       7.

                     (11) "Premises" means that portion of the Building
              identified as such on Exhibit C and containing the Rentable Area set forth in Section 1.A.(5). The Premises do not include, and Landlord hereby excludes and reserves for its sole and exclusive use, any and all: janitor closets, stairways and stairwells; fan, mechanical, electrical, telephone and similar rooms; elevator, pipe and other vertical shafts, flues and ducts; (other than, as to all the above in this Section 1.C.(11), those installed for or available for Tenant's exclusive use); all areas above the acoustical ceiling and below the finished floor covering installed in the Premises; and other areas not shown on Exhibit C as being part of the Premises (provided, however, that Tenant shall be entitled to use the areas above the acoustical ceiling and the chases or risers of the Building for the installation of Tenant's cabling and HVAC equipment, as approved by Landlord and as shown on the Tenant Working Drawings defined in Exhibit D hereto).

                     (12) "Rentable Area" refers to the square footage area or
              areas within the Building determined by adding the following:

                            i) the Usable Area of the area being measured;

                            ii) the portion of the Building-Shared Areas
                     allocable to the area being measured; and

                            iii) the portion of the Floor-Shared Areas allocable
                     to the area being measured.

                     (13) "Service Areas" means the square footage of the areas within (and measured from the mid-point of the walls enclosing) the Building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, vertical ducts and other vertical penetrations. Areas for the specific use of Tenant and installed at the request of Tenant such as special stairs or elevators are not included within the definition of Service Areas (i.e., such areas will be included in the Usable Area leased of the space being measured).

                     (14) "Taxes" means all real estate and personal property
              taxes and assessments (general, special or otherwise) and license or other fees, levied or assessed by any federal, state, city and county or local government or by any other taxing district or authority upon or with respect to the Complex, the maintenance equipment and vehicles, elevators, building machinery and other personal property owned or leased by Landlord and used for the operation of the Complex. Should any governmental authority having jurisdiction over the Complex impose an income or franchise tax or a tax on rents in substitution, in whole or in part, for such real estate or personal property taxes or license or other fees or in lieu of any increase in such taxes or fees, such income, franchise or rent tax shall be deemed to constitute Taxes hereunder. All references to Taxes for a particular year shall be deemed to refer to Taxes levied,


                                       8.

              assessed or otherwise imposed in such year without regard to when such Taxes are payable. Taxes shall also include all special taxes and special assessments, all of which or installments of which are required to be paid, or which Landlord elects to pay, during any Calendar Year.

                     (15) "Tenant's Share of Computed Operating Expenses" means, with respect to any Calendar Year, the sum of (a) the Management Fee Contribution for such year, and (b) the Computed Operating Expenses for such year, which sum shall be (1) divided by the greater of ninety-five percent (95%) of the Rentable Area of office space leased or held for lease in the Building or the total Rentable Area of office space actually leased in the Building, and
              (11) multiplied times the number of square feet of Rentable Area contained within the Premises. Notwithstanding the foregoing provisions, during any portion of the Term that the Building is not fully occupied, or that the Building is not fully furnished with all of the services referred to in Section 7, the Tenant's Share of Computed Operating Expenses with respect to those Operating Expenses which are variable depending upon occupancy (such as janitorial costs) shall be equitably adjusted so as to attribute to Tenant its fair share, based on what Tenant has received, of such variable Operating Expenses, but shall not be adjusted with respect to any Operating Expenses which are not variable depending upon occupancy (such as landscape maintenance). If Landlord should lease any premises in the Building on a net lease or similar basis such that Landlord is not obligated to fully furnish to the tenant(s) of such premises any one or more of the services described in Section 7, then, with respect to those items of Operating Expenses that would have been incurred by Landlord had Landlord been required to fully furnish all of the services described in Section 7 to such premises, such premises shall be deemed "unoccupied" for purposes of the preceding sentence. Notwithstanding the foregoing, and subject to Section 4.D below, in no event shall Landlord be entitled to "gross up" Operating Expenses pursuant to this Section 1.C.(15) in order to collect an amount on account of Operating Expenses for the Building with respect to any Calendar Year which is greater than the actual Operating Expenses incurred by Landlord during such Calendar Year.

                     (16) "Term" means the term of this Lease which shall
              commence on the Commencement Date set forth in Section 1.A.(l) or the later Commencement Date to which such commencement may be extended pursuant to Section 5.C. or Exhibit D, and which shall end on the Expiration Date set forth in Section 1.A.(1) or the later Expiration Date to which such expiration may be extended pursuant to Section 5.C. or Exhibit D, unless terminated earlier or extended further as provided in this Lease.

                     (17) "Usable Area" means the square footage of the areas
              within the Premises measured from the inside surface of the outer glass, finished column or exterior wall of the Building enclosing the Premises to the inside surface of the opposite outer glass, finished column or exterior wall, or to the mid-point of the demising walls separating the Premises from:


                                       9.

                            i) areas leased to or held for lease to other
                     tenants;

                            ii) Building-Shared Areas;

                            iii) Floor-Shared Areas; and

                            iv) Service Areas, as the case may be. No
                     deductions from Usable Area shall be made for columns or projections necessary to the Building.

         Certain additional defined terms are used in this Lease; such terms have the meanings set forth in the sections of this Lease where the definitions of such terms appear.

2. DEMISE. In consideration of the keeping, observance and performance by Tenant of the provisions, conditions, terms, obligations, covenants, and agreements contained in this Lease and the payment by Tenant of the Rents herein reserved, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Premises for the Term hereof, subject to the provisions, covenants, agreements, obligations, terms and conditions of this Lease, matters of record, and existing covenants, conditions, restrictions, easements and encumbrances affecting the same.

         Hereinafter unless otherwise provided, "covenants" includes "agreements and obligations" and "provisions" includes "terms."

3. ANNUAL RENT.

              A. Annual Rent. Commencing on the Commencement Date and thereafter during the Term, Tenant covenants and agrees to pay the rent described in this
Section 3 (the "Annual Rent") in accordance with the provisions hereof. Annual Rent for each Lease Year shall be equal to the amount specified in Section 1.A.(2) multiplied by the number of square feet of Rentable Area of the Premises, and shall be payable in monthly installments pursuant to Section 3.B. below.

              B. Terms Of Payment. Annual Rent during each Lease Year shall be due and payable in monthly installments equal to one-twelfth of the Annual Rent for such Lease Year, and received by Landlord in advance on or before the first day of each and every month during the Term. If the Term commences other than on the first day of a month or ends other than on the last day of a month, Annual Rent for such month shall be prorated based on the number of calendar days in that month. All payments of Annual Rent and other "Rent" (as defined below) shall be made to Landlord at Denver Hines Development, LLC, at the address of the Building, or at such other place as Landlord may from time to time designate to Tenant in writing, without any demand, counterclaim, set-off or deduction whatsoever.

4. ADDITIONAL RENT. In addition to paying the Annual Rent specified in Section 3 hereof, Tenant shall pay as "Additional Rent" the amounts described in this
Section 4 as adjustments to such Annual Rent. The (i) Annual Rent, the (ii) Additional Rent and


                                      10.

(iii) all other amounts payable by Tenant to Landlord pursuant to this Lease are sometimes herein collectively referred to as the "Rent."

              A. Tenant's Share Of Computed Operating Expenses. For each Calendar Year during the Term, prior to January 1 of each such Calendar Year (or prior to the commencement of the Term as to the year in which the Commencement Date occurs), Landlord shall provide Tenant in writing a comparison of the Initial Operating Expenses Basic Cost with the projected Tenant's Share of Computed Operating Expenses with respect to such Calendar Year, and thereafter Tenant shall pay an adjusted Annual Rent for such year which shall include an appropriate amount on account of the excess of such projected Tenant's Share of Computed Operating Expenses over the Initial Operating Expenses Basic Cost. Landlord shall, within a period of one hundred fifty (150) days after the close of each such Calendar Year, provide Tenant a statement of the Operating Expenses for such year and a calculation. based thereon of Tenant's Share of Computed Operating Expenses for such year. If Tenant's Share of Computed Operating Expenses for such year is greater than the projected amount theretofore paid by Tenant for such year, Tenant shall pay to Landlord within thirty (30) days after Tenant's receipt of the statement the amount of such excess. However, if Tenant's Share of Computed Operating Expenses for such year is less than the projected amount theretofore paid by Tenant for such year, Landlord shall pay to Tenant within thirty (30) days after Tenant's receipt of the statement the amount of such overpayment.

              B. Partial Years. Tenant's obligation to pay the Additional Rent provided for in this Section 4 which is accrued but not paid for periods prior to the expiration or termination of the Term shall survive such expiration or termination. Should this Lease commence or terminate at any time other than the first day of a Calendar Year, Tenant's Share of Computed Operating Expenses referred to in Sections 4.A. and 4.B. above 11 shall be calculated, for the commencement or termination year only, by the following formula:

Days Leased X Tenant's Share of Computed Operating Expenses/365 = Adjusted Tenant's Share of Computed Operating Expenses.

              C. Objections By Tenant. If Tenant in good faith objects to the calculation of Operating Expenses or Tenant's Share of Computed Operating Expenses for the prior year (i.e., the year covered by the statement submitted under Section 4.A.), Tenant may notify Landlord in writing of its objections at any time within one hundred twenty (120) days following the date the statement of Operating Expenses and calculation of Tenant's Share of Computed Operating Expenses is provided pursuant to Section 4.A. If Tenant so notifies Landlord of its objections, Landlord may furnish Tenant with a copy of a review or audit of the Operating Expenses for the prior year for the Complex as a whole, performed by an independent certified accounting firm (the "Complex Audit"), if such a Complex Audit has been performed. If Tenant has remaining objections after its review of the Complex Audit, if one is furnished, Tenant must notify Landlord in writing of its remaining objections at any time within sixty (60) days following the date the Complex Audit has been provided to Tenant. In any event, if Tenant has initially raised objections and Landlord has not provided a copy of the Complex Audit, or if Tenant raises remaining objections after it has been provided with a



                                      11.

copy of the Complex Audit, and such objections are not resolved within sixty
(60) days of Tenant's applicable notice of objections, then Tenant may appoint within ninety (90) days of Tenant's objection letter one of the "Big Four" nationally recognized independent certified public accounting firms (which may be the same firm that has performed the Complex Audit for the Complex as a whole, if such a Complex Audit has been performed), to act as an expert and not an arbitrator, to review Landlord's books and records for the Complex relating to Operating Expenses and Tenant's Share of Computed Operating Expenses for compliance with this Lease, in which case the independent certified public account firm will be instructed to issue a report within sixty (60) days from engagement. The determination of such independent certified public accounting firm shall be binding on both Landlord and Tenant. The costs incurred by such independent certified public accounting firm in such review shall be the sole responsibility of Tenant and shall be paid by Tenant within thirty (30) days from such invoice, unless it is determined that Landlord overstated Tenant's Share of Computed Operating Expenses by more than three percent (3%) in the aggregate, in which case Landlord shall be responsible for such costs. In the event that Landlord overstated Tenant's Share of Computed Operating Expenses by more than three percent (3%) in the aggregate, Tenant shall be entitled to examine Landlord's books and records relating to the previous three (3) years' Operating Expenses for errors in similar categories to the categories in which the errors leading to the adjustment were discovered. The foregoing process shall apply to Tenant's right to examine prior years' Operating Expenses, except that Tenant must object to prior years' Operating Expenses within sixty (60) days after the date on which the determination is made that Landlord overstated Tenant's Share of Computed Operating Expenses by more than three percent (3%) in the aggregate. If Tenant (i) fails to object in writing to Operating Expenses or the calculation of Tenant's Share of Computed Operating Expenses within one hundred twenty (120) days following the date the statement of Operating Expenses and calculation of Tenant's Share of Computed Operating Expenses is provided under Section 4.A, or (ii) if Tenant then fails to object in writing within sixty (60) days after a Complex Audit, if any, is provided, or (iii) if Tenant fails to object to prior years' Operating Expenses within sixty (60) days after the date on which the determination is made that Landlord overstated Tenant's Share of Computed Operating Expenses by more than three percent (3%) in the aggregate, then Tenant shall have no objection rights with respect thereto and Operating Expenses and Tenant's Share of Computed Operating Expenses for such year shall be final and not subject to audit or adjustment. Tenant understands and agrees that all information concerning Operating Expenses that is obtained by Tenant or that is provided to Tenant, including pursuant to this Section 4.C., is confidential and proprietary information of Landlord and may not be disclosed to any third party by Tenant or used by Tenant for any purpose unrelated to this Lease. Upon request, Tenant shall execute and deliver a confidentiality and non-disclosure and restricted use agreement in favor of Landlord and its property manager in form and content acceptable to Landlord to confirm and implement the provisions of the immediately preceding sentence.

              D. No Reduction in Annual Rent. The Annual Rent stated in Section 1.A.(2) shall not be reduced if Operating Expenses for any Calendar Year are below the Initial Operating Expenses Basic Cost.


                                      12.

5. CONSTRUCTION AND POSSESSION.

              A. Construction of Premises. Landlord will proceed to complete the Base Building Shell as described in Exhibit G, and the additional initial improvements in the Premises will be completed in accordance with the Tenant Construction Agreement attached hereto as Exhibit D. Subject to the provisions of Section 9 and 17 below, Landlord and Tenant agree that all alterations, improvements and additions made to the Premises pursuant to a Tenant Construction Agreement, whether paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property upon installation and shall remain Landlord's property at the expiration of the Term or sooner termination of this Lease.

              B. Early Occupancy. Tenant has no right to enter the Premises until the same are tendered by Landlord unless Tenant's entry is for purposes relating to construction work in the Premises and is in accordance with the terms of a Tenant Construction Agreement. Any occupancy of the Premises by Tenant for the regular conduct of Tenant's business prior to the Commencement Date will be permitted only with the express written consent of Landlord. If Tenant shall so take possession of any part of the Premises for business purposes prior to the Commencement Date pursuant to Landlord's prior written consent, all of the covenants, provisions and conditions of this Lease shall be binding upon the parties hereto with respect to such portion of the Premises in the same manner as if the Commencement Date had been fixed as the date when Tenant took possession and Tenant shall pay to Landlord Rent for the period of such occupancy prior to the scheduled Commencement Date at the rates set forth in Section 3 and Section 4 hereof, pro-rated for the portion of Premises so occupied. Under no circumstances shall the occurrence of any of the events referred to in this Section 5.B. be deemed to accelerate the Expiration Date.

              C. Failure to Complete. If Landlord fails to substantially complete its obligations under the Tenant Construction Agreement and tender the Premises to Tenant in accordance with the Tenant Construction Agreement on or before the date set forth therein, Landlord will not be in default or liable in damages to Tenant, nor will the obligations of Tenant hereunder be affected, provided, however, that:

                     (1) the Commencement Date shall automatically be extended
              by one day for each day of the period beyond the date set forth in
              Section 1.A.(1) that Landlord fails to so substantially complete its obligations, less any portion of that period attributable to Tenant's delays as more particularly described in a Tenant Construction Agreement, and the Expiration Date shall automatically be extended by the same number of days that the Commencement Date is so extended (except that if such extension would result in the Expiration Date occurring on other than the last day of a calendar month, the Expiration Date shall be extended by the additional number of days required in order for the Expiration Date to occur on the last day of a calendar month); and

                     (2) if the full Premises are not tendered to Tenant in
              accordance with the Tenant Construction Agreement on or before the date two (2) months after the date set forth therein (plus any period of delay caused by


                                      13.

               Tenant as described in the Tenant Construction Agreement), Tenant shall have additional obligations and rights created hereby by delivering written notice of termination to Landlord not more than thirty (30) days after such date. In addition, if the full Premises are not so tendered to Tenant on or before June 1, 2000 (plus any period of delay caused by Tenant as described in the Tenant Construction Agreement), and provided that the Lease was executed by Tenant and delivered to Landlord no later than March 10, 2000, Landlord shall reimburse Tenant for the rental costs paid by Tenant pursuant to its lease for the premises currently occupied by Tenant, which rental costs are incurred from June 1, 2000 up until the date the full Premises are so tendered, up to a maximum amount of $6,000.00 per month.

Upon a termination under subparagraph (2) above, each party shall, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to this Lease; except as set forth above with respect to Landlord's obligation to reimburse Tenant for certain rental costs, neither Landlord nor Tenant shall have any further obligations to each other, including without limitation, any obligations to pay for work previously performed in the Premises; all improvements to the Premises shall become and remain the property of Landlord; and Landlord shall refund to Tenant any sums paid to Landlord by Tenant in connection with this Lease, including without limitation any payments to Landlord of construction costs for the Premises. Such postponement of the commencement of the Term, such reimbursement of the specified rental costs, and such termination and refund right shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to substantially complete its obligations under the Tenant Construction Agreement by the date set forth in
Section 1.A.(1).

              D. Punch List. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when Tenant took possession, except as to latent defects and items contained on a punch list to be prepared after an inspection made and signed by representatives of Landlord and Tenant when Tenant takes possession. Landlord shall not be responsible for any items of damage caused by Tenant, its agents, employees, invitees, licensees, contractors, workmen or suppliers. No promise of Landlord to alter, remodel or improve the Premises or the Building or Complex and no representation respecting the condition of the Premises or the Building or Complex have been made by Landlord to Tenant other than as may be contained in this Lease or in a Tenant Construction Agreement.

6. OCCUPANCY OF PREMISES.

              A. Use. Tenant shall use and occupy the Premises only for the use described in Section 1.A.(4) (the "Tenant's Use").

              B. Compliance. Tenant shall not use or permit the use of the Premises or the Complex or any part thereof for any purpose prohibited by law. Tenant shall, at its sole expense, comply with and conform to all of the requirements of all governmental authorities having jurisdiction over the Complex which relate in any way


                                      14.

to the condition, use and occupancy of the Premises (other than structural and system repairs as described in Section 7.A.(1), which are the responsibility of Landlord) throughout the entire Term of this Lease. Notwithstanding the foregoing, Tenant shall only be responsible for compliance with such laws as pertain to the particular nature of Tenant's Permitted Use of the Premises (i.e., other than general office use) or any alterations made to the Premises by Tenant following the Commencement Date. Otherwise, Landlord shall be responsible, at its sole cost and expense, for compliance with all laws, ordinances, rules, regulations and governmental requirements pertaining to the Building and the Premises (provided, however, that Landlord may include such costs within Operating Expenses). Without limiting the generality of the foregoing, Landlord represents that, upon completion of the initial construction thereof, the common areas of the Building shall be in compliance with the requirements of the Americans with Disabilities Act ("ADA"), as such requirements exist on that date, and to the extent that such common areas of the Building are determined not to be in compliance with such requirements, Landlord shall correct such noncompliance at its expense. Throughout the Term, Landlord shall be responsible for compliance with ADA requirements in the common areas of the Building (provided, however, that Landlord may include such costs within Operating Expenses), and Tenant shall be responsible for compliance with ADA requirements within the Premises.

7. SERVICES PROVIDED BY LANDLORD.

              A. Description Of Standard Services. Landlord shall manage and maintain the Building and the Complex as a Class A building within the Denver Southeast Suburban area. Landlord will furnish for Tenant and the Premises, subject to the other provisions of this Section 7, the following services:

                     (1) repair and maintenance of all structural elements of
              the Building and of the plumbing, electrical, HVAC and life safety systems installed in the Building as part of either the Base Building Shell or the Building Standard finishes as described in Exhibit G, but excluding any systems installed in the Premises which are over and above the Base Building Shell or the Building Standard systems, each of which shall be maintained by Tenant (or at Tenant's request, by Landlord, with all of the costs thereof payable by Tenant to Landlord upon presentation of an invoice therefor as additional Rent hereunder; provided that Tenant shall have the right to approve in advance any repairs and maintenance performed by Landlord upon such systems which are over and above the Base Building Shell or the Building Standard systems, if Tenant will incur any extra charges related thereto). The cost of such repair and maintenance by Landlord shall be included in Operating Expenses unless otherwise provided in this Lease or unless caused by the act or omission of Tenant, its agents, employees, contractors, visitors, licensees, workmen, suppliers, or invitees, in which latter case such cost shall be paid by Tenant within 15 days after written demand therefor;

                     (2) heating, ventilating and air conditioning (heating or
              cooling as required by the seasons), without special request from Tenant, from 7:00 a.m. to 6:00 p.m. on Monday through Friday, except holidays, at


                                      15.

              temperatures and in amounts as may be reasonably required for comfortable use and occupancy under normal business operations with "Customary Office Equipment" (as used in this Lease, "Customary Office Equipment" shall include personal computers, calculators, dictation recorders, small reproduction machines and similar devices and equipment but shall not include any machines, devices or equipment that adversely affect the temperature otherwise maintained in the Premises such as, e.g., data processing, computer (other than personal computers) or heavy-duty reproduction equipment). If Tenant shall require such heat, ventilation or air conditioning outside the hours and days specified above, Landlord will furnish the same for the hours specified in a request from Tenant (an "HVAC Request") and for this service Tenant will pay Landlord, upon receipt of Landlord's statement, the hourly rate reasonably determined by Landlord from time to time; provided, however, that Tenant shall not be required to pay any such charge for heating, ventilation or air conditioning requested by Tenant in an HVAC Request for the hours from 8:00 a.m. to 1:00 p.m. on Saturdays (except holidays), and provided further that Tenant may submit a blanket HVAC Request to Landlord for such hours on Saturday. Any HVAC Request by Tenant shall be made in such a manner and at such time as Landlord may from time to time establish for HVAC Requests, and Tenant acknowledges and agrees that Landlord may require that HVAC Requests be made by Tenant's authorized employees by direct code or card access to the computer system controlling the Building's mechanical system. Landlord shall honor HVAC Requests within 24 hours after Tenant submits the HVAC Request.

                     (3) water for lavatory and toilet purposes, all water
              service to be supplied from the regular supply of water to the Building 24 hours per day, 7 days per week, at points of supply provided for general use of tenants of the Building through fixtures installed by Landlord;

                     (4) janitorial services to the Premises on a five (5) days per week basis at no extra charge; provided, however, Tenant shall pay as Additional Rent, upon presentation of Landlord's statement, the additional cost for cleaning its floor coverings and other improvements which are not Building Standard, so long as Landlord has notified Tenant in advance of the additional charges which will be incurred relating to the cleaning of such items, and Tenant has elected to have Landlord clean the same;

                     (5) passenger elevators for access to and from the floor(s)
              on which the Premises are located and elevators within the parking garage shall be made available 24 hours per day, 7 days per week, and freight elevator service shall be available by a swing cab (but only when scheduled through the Manager of the Building);

                     (6) toilet facilities in common with other tenants on the
              floors occupied by Tenant;


                                      16.

                     (7) electric lighting for all public areas and special
              service areas of the Building as reasonable and standard for first-class office buildings, including replacement of light bulbs and tubes;

                     (8) replacement of light bulbs in those Building Standard
              lighting fixtures installed in the Premises; and

                     (9) electrical current as specified on Exhibit G hereto.

              B. Additional Services. Landlord shall not be obligated to furnish any services or utilities other than those stated in Section 7.A. above. If Tenant should require electric current, water or any other energy in excess of the amounts provided by Landlord pursuant to Section 7.A. above, such excess electric current, water or other energy requirement shall be supplied only with the consent of Landlord, which consent shall not be unreasonably withheld. If Landlord grants such consent, Tenant shall, on demand, pay all costs of meter service and installation of facilities necessary to measure and furnish the required excess capacity, and Tenant shall also pay the entire cost of such excess electric current, water or other energy requirement. Tenant shall also pay the entire cost of such additional electricity, water or other energy so required in the event Tenant installs any machines, equipment or devices in the Premises that do not constitute Customary Office Equipment and such machines, equipment or devices cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building's mechanical system would be able to maintain in the Premises were it not for such machines, equipment or devices, and Landlord also reserves the right to install supplementary air conditioning units in the Premises, and the costs thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand.

              C. Interruption of Services. Landlord does not warrant that the services provided for in this Section 7 will be free from any irregularity or stoppage. Landlord will use due diligence to resume the service upon any irregularity or stoppage; provided, however, no irregularity or stoppage of any of these services will create any liability for Landlord, constitute an eviction, actual or constructive, of Tenant, or cause any abatement of the Rent payable under this Lease, or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease; provided, however, that the foregoing notwithstanding, in the event Tenant is deprived of elevator, water, electricity or HVAC service for a period exceeding seven (7) consecutive days, and as a result thereof Tenant is unable to and does not in fact conduct a material portion of its business from the Premises or any portion thereof, then from and after such seventh (7th) day Tenant shall be entitled to abate its Rent obligations hereunder as to the Premises or the portion thereof which is not usable (and not used) until such time as the elevator, water, electrical or HVAC service (as applicable) is restored. If Tenant is deprived to any material extent of elevator, water, electricity or HVAC service for a period exceeding seven (7) consecutive days, and Tenant continues to conduct its business from the entire Premises but the conduct of such business is materially and adversely affected by the lack of such service or services, then Tenant shall be entitled to an equitable abatement of a portion of its Rent obligations hereunder from and after such seventh (7th) day until the applicable service is restored, based on a reasonable


                                      17.

evaluation of the impact which the lack of such service or services had on the conduct of Tenant's business in the Premises.

8. REPAIRS.

              A. Repairs Within the Premises. Subject to the terms of Sections 6B, 7.A.(1), 12 and 15 hereof, Tenant will, at Tenant's own expense, keep the Premises in good order, repair and condition at all times during the Term. Except for damage caused by Landlord, its employees, agents or contractors, Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, under the supervision and subject to the approval of Landlord. All work done by Tenant or its contractors (which contractors shall be subject to Landlord's reasonable approval and shall not conflict with any union affiliation of Landlord's contractors) shall be done in a first-class workmanlike manner using only grades of materials at least equal in quality to those which are included in Landlord's standard improvements for the Building and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies. At Landlord's option, Landlord may require that all work required to be performed by Tenant under this Section 8.A. be performed by Landlord or Landlord's contractor at Tenant's expense, in which case Tenant shall pay Landlord the cost of any such work, including an amount sufficient to reimburse Landlord for overhead and related expenses, forthwith upon being billed for the same, as additional Rent hereunder. Notwithstanding anything contained in the Lease to the contrary, Tenant shall not be required to perform any repairs or replacements in or to any portion of the Premises with respect to any damage or condition which is covered under any warranties of Landlord's contractors or subcontractors, so long as such warranty is in effect and no act or omission of Tenant has negated the coverage.

              B. Landlord's Entry. If Tenant fails to do so within a reasonable period of time or if Landlord deems such action necessary because of an actual or suspected emergency, Landlord may, but need not, make the repairs and replacements described in Section 8.A., and Tenant shall pay Landlord the cost thereof, including an amount sufficient to reimburse Landlord for overhead and related expenses, forthwith upon being billed for the same, as additional Rent hereunder. Landlord may, but shall not be required to, enter the Premises at all reasonable times on prior telephonic notice and accompanied by a representative of Tenant (except in cases of actual or suspected emergency, in which case no prior notice and no accompaniment by a Tenant representative shall be required) for the purpose of inspecting, repairing or maintaining the same. Tenant agrees to use commercially reasonable efforts to have available a representative of Tenant to accompany Landlord upon request, if required by the preceding sentence. Landlord shall take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises, and Landlord agrees that such entry shall be made only during normal business hours, unless otherwise agreed to in advance by Tenant. Landlord agrees not to store materials at the Premises, and not to stage any work to other portions of the Complex from the Premises unless no other reasonable alternative for such staging exists. Landlord and Tenant acknowledge that Tenant's business involves certain information or materials, access to which is restricted under federal laws. Landlord agrees that it shall include a provision in any contract with the janitorial service for the Premises which requires such


                                      18.

contractors to comply with any federal, state, and or local hiring requirements, particularly those requirements relating to immigration and naturalization, and Tenant agrees that it shall use commercially reasonable efforts to ensure that such restricted material is secured in such a fashion that it cannot be accessed by anyone other than Tenant's own employees.

              C. Notice of Damage. Tenant shall give prompt notice to Landlord of (a) any fire or other casualty in the Premises, (b) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (c) any damage to or defect in any parts or appurtenances of the Building's sanitary, water, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises or any part thereof. Landlord shall have no repair obligations whatsoever absent such notice or actual knowledge of such condition.

              D. Landlord's Repair Obligations. In addition to the repair obligations set forth in Section 7.A.(1) above, Landlord shall keep the common areas in the Complex in good condition, order and repair throughout the Term, ordinary wear and tear and damage by fire or other casualty excepted. Tenant shall have the non-exclusive right to use such common areas.

9. ADDITIONS, IMPROVEMENTS, AND ALTERATIONS. Except as set forth in the next sentence, Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Premises. Notwithstanding the foregoing, Tenant shall have the right to install new carpeting within the Premises, to paint the interior of the Premises, or to install phone and data cabling within the Premises without obtaining the prior written consent of Landlord, so long as such alterations do not affect the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building, and so long as such alterations do not cost more than an aggregate amount per year of $100,000. If the alterations, improvements or additions proposed by Tenant affect the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building, or if such alterations, improvements or additions are visible from the exterior of the Premises, then Landlord may grant or withhold its consent in its sole discretion. For all other alterations, improvements or additions for which Landlord's consent is required, Landlord's consent shall not be unreasonably withheld, conditioned, or delayed. If Landlord consents to such alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord reasonably deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with insurance against liabilities which may arise out of such work, a bond or other security for Tenant's obligations to pay for such work, plans and specifications for Landlord's approval prior to commencement of construction, copies of all permits necessary for such work (and in connection therewith, Landlord agrees to cooperate with Tenant to obtain such permits, at no cost to Landlord) and "as built" plans after completion of such work together with a complete breakdown of the cost of such work as required for purposes of Landlord's insurance or self-insurance. The work necessary to make any alterations, improvements or additions to the Premises shall be done at Tenant's expense by employees of or contractors hired by Tenant and


                                      19.

approved by Landlord; provided, however, that Landlord may require that any such work affecting the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building, be performed only by the Building approved contractors for those systems. Tenant shall promptly pay, when due, the cost of all such work and of all decorating required by reason thereof. Tenant shall also pay to Landlord an amount sufficient, in Landlord's reasonable judgment, to reimburse Landlord for all of its overhead and related expenses allocable to such work. Upon completion, Tenant shall deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors' affidavits, warranties and full and final waivers of all liens for labor, services or materials. All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant shall without compensation to Tenant become Landlord's property upon installation; provided, however, that Tenant may remove any of such alterations, additions and improvements which Landlord and Tenant agree in writing may be removed from the Premises at the expiration of the Term or sooner termination of this Lease (such agreement not to be unreasonably withheld), and Tenant shall remove any of such alterations, additions and improvements which Landlord and Tenant agree in writing shall be removed from the Premises at the expiration of the Term or sooner termination of this Lease. Landlord and Tenant shall enter into a written agreement concerning the removal of any such alterations, additions or improvements prior to or at the time of installation thereof. All such alterations, improvements and additions shall, unless Landlord had expressly requested or approved their removal when Landlord consented to their installation (in which case Tenant shall remove the same as provided in Section 17), remain Landlord's property upon expiration or termination of this Lease by lapse of time or otherwise and shall be relinquished to Landlord in good order, repair and condition, ordinary wear and tear and, subject to Tenant's duty to carry insurance as required by this Lease, damage from fire or other casualty excepted.

10. COVENANT AGAINST LIENS.

              A. Mechanics Liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Complex, the Building, or the Premises with respect to work or services claimed to have been performed for, or materials claimed to have been furnished to, Tenant or the Premises. Landlord shall have the right to serve or to post and keep posted on the Premises, or on any part thereof, any notice or notices that may at any time be required or permitted by any law relating to, or any way affecting, the liability of the owner of the Complex for labor performed or materials furnished in or about the erection or construction of any improvements thereon at the instance of any person other than said owner. Within five (5) business days after written request by Landlord, Tenant shall post any such notices or take such other steps, at the expense of Tenant, as may be required or permitted by law to protect Landlord's interest in the Premises against such liens. In case any such lien attaches, Tenant covenants and agrees to inform Landlord immediately of such lien and to cause it to be immediately released and removed of record. If Tenant fails to cause such lien to be released and removed of record within 20 days after the filing of such lien, Landlord may, at its sole option, cause the same to be paid and released, and Tenant shall then promptly reimburse Landlord, as additional


                                      20.

Rent hereunder, for all of Landlord's costs (including attorney's fee) incurred in connection with such liens.

              B. Sales, Use, Income And Personal Property Taxes. Tenant shall promptly pay and discharge, on or prior to their due dates, all sales, use, personal property, income and other taxes, and all employee income tax withholdings, due to any governmental entity or taxing authority, failure to pay which might subject any of Landlord's property to a lien. If Tenant fails so to pay any such taxes or withholdings, and if Landlord shall reasonably determine that any of Landlord's property is in danger of being subject to a lien because of such unpaid taxes or withholdings, then Landlord shall have the right but not the obligation, after notice to Tenant as provided in Section 24.A.(l), to pay such taxes and withholdings, and the amount so paid, together with interest thereon as provided in Section 29.B., shall constitute additional Rent under this Lease due and payable from the date so paid by Landlord.

11. INSURANCE.

              A. Waiver Of Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Complex or the Premises or to the contents thereof, which loss or damage is of a type insurable under "all risk" casualty insurance policies available at the time such loss or damage was sustained. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give written notice of the terms of this mutual waiver to each insurance company which has issued, or in the future may issue, a policy of casualty insurance to such party. Each party shall also have each such insurance policy properly endorsed, if necessary, to prevent the invalidation of such insurance coverage by reason of such waiver. Tenant shall obtain from its insurers and deliver to Landlord endorsements or written waivers of subrogation, or other written evidence satisfactory to Landlord, that each of Tenant's insurers is bound by Tenant's waiver of subrogation. If Landlord adopts a plan of self-insurance with respect to those portions of the Building or Premises which Landlord may be obligated to repair or restore under Section 12.A. (and Landlord reserves the right to adopt such a plan) Landlord's waiver of claims contained in the first sentence of this paragraph will continue to be effective as long as Tenant's waiver of subrogation remains in effect.

              B. Coverage. Tenant agrees, at its cost, to obtain and keep in force during the Term the following described insurance, in form and substance, and issued by companies, acceptable to Landlord in its reasonable judgment, provided that Landlord may from time to time require reasonable increases in the limits set forth below:

                     (1) Liability Insurance. Commercial General liability
              insurance with combined single limits of not less than $2,000,000 for bodily injury, personal injury and property damage occurring in or about or related to the use of the Premises and assumed contractual liability with respect to Tenant's obligations under
              Section 13.


                                      21.

                     (2) Property Insurance. An "all risk" casualty insurance
              policy in the amount equal to the full replacement cost of all leasehold improvements, alterations and additions to the Premises which are in excess of or in addition to Building Standard, and of Tenant's office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

                     (3) Workers' Compensation And Tenant's Contractors. A
              workers' compensation insurance policy in at least the amount required by law, and employer's liability insurance with limits of at least $500,000 each occurrence. In addition, Tenant shall require all of Tenant's contractors and suppliers that will perform work on the Premises to deliver to Landlord, prior to the commencement of such work, certificates of insurance evidencing that such contractors carry Commercial General liability insurance in the amount of at least $1,000,000, workers' compensation insurance in the amount required by law, and employees liability insurance with limits of at least $500,000 each occurrence. The requirements of this subsection (3) shall also apply independently to all subcontractors and suppliers to Tenant's contractors and suppliers unless claims by or against them are covered by the insurance carried by Tenant's contractors and suppliers.

                     (4) Form Of Policies. All policies evidencing the coverage required under this Section 11.B. shall be issued by carriers with a rating of A-X or better by A.M. Best Company, Inc. and licensed to do business in the State of Colorado (except that the workers compensation insurance may be provided by the State of Colorado) and shall provide that (a) the coverage is primary and noncontributing to any insurance that may be Carried by Landlord;
              (b) the coverage cannot be canceled, modified, reduced, or otherwise materially changed except after 30 days' prior written notice to Landlord, and (c) Landlord is a named additional insured (except that Landlord need not be so named in Tenant's workees compensation policy). Tenant shall furnish Landlord with true copies of all policies or certificates of insurance evidencing such coverage promptly on receipt. Notwithstanding that Landlord is a named additional insured, Tenant shall be solely responsible for timely payment of all premiums and timely performance of all other obligations under all policies, including but not limited to all reporting requirements. True copies of all receipts of payment in full of premiums shall be given by Tenant to Landlord not less than 15 days before the due dates of such premiums.

              C. Avoid Action Increasing Rates. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Building, Premises or Complex which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage. In no event shall Tenant permit in the Premises flammables such as gasoline, turpentine, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature, and in no


                                      22.

event shall Tenant, its agents, employees, invitees, visitors, licensees, contractors, suppliers or workmen bring such flammables or other articles into the Complex. If by reason of the failure of Tenant to comply with the provisions of this Section 11.C., (i) any insurance coverage is jeopardized, Landlord shall have the option to terminate this Lease or (ii) insurance premiums are increased or additional coverage is required, Landlord may require Tenant to make immediate payment of the increased insurance premium as additional Rent hereunder.

              D. Notices By Tenant's Insurance Carrier To Landlord. Whenever in this Lease (whether in Section 11.B. or elsewhere), any notice is given or is required to be given, to Landlord by Tenant's insurance carrier, such notice must actually be given by each such carrier to Landlord, and any provision in any policy, certificate of insurance or elsewhere providing that notice to another insured under that policy, or to any other person, shall constitute or be deemed to be notice to Landlord shall be ineffective and shall be changed by endorsement so that notice is actually given by such carrier to Landlord itself. Tenant shall also provide to Landlord such written evidence of compliance with this Section 11.D. as Landlord may reasonably request.

12. FIRE OR CASUALTY.

              A. Restoration - Cancellation upon Major Damage. If the Premises or the Building shall be damaged by fire or other casualty Landlord shall, promptly after learning of such damage, notify Tenant in writing of Landlord's estimate of the time necessary to repair or restore such damage. If Landlord reasonably estimates that repair or restoration of all of such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 180 days from the date of such damage, then Tenant shall have the option to terminate this Lease. If such damage, in Landlord's opinion, has rendered all or a substantial portion of the Premises or the Building untenantable, Landlord shall have the option to terminate this Lease. Any option to terminate granted hereunder must be exercised by written notice to the other party given within 20 days after Landlord delivers to Tenant the notice of estimated repair time. If either party exercises its option to terminate this Lease, the Term shall expire and this Lease shall terminate 10 days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates shall be reduced to the reasonable value of any use or occupation of the Premises by Tenant during such period. If neither party so terminates this Lease, then Landlord shall repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord's control. If the repairs and restoration are not completed by Landlord within the period originally estimated by Landlord, plus an additional number of days equal to thirty percent (30%) of the number of days originally estimated, then Tenant shall have the right to terminate this Lease, upon ten (10) days written notice delivered to Landlord, so long as the repairs remain incomplete. Whether or not this Lease is terminated, all proceeds of insurance required to be carried by Tenant with respect to alterations, additions, and improvements under this Lease shall be used for such repairs and restoration as are made, and paid to Landlord to the extent not made. Except as set forth above, Landlord shall have no liability to Tenant and Tenant shall not be entitled to terminate this Lease in the event


                                      23.

such repairs and restoration are not in fact completed within the time period estimated by Landlord.

              B. Rent Abatement. In the event any fire or casualty damage renders the Premises untenantable and if this Lease shall not be terminated pursuant to Section 12.A. hereof by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord has substantially completed its obligations under this
Section 12. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant's business and use of such portion of the Premises during the period of repair.

13. WAIVER OF CLAIMS - INDEMNIFICATION. To the extent not prohibited by law, Landlord and its partners, and its and their partners, venturers, managers, officers, agents, servants, employees, affiliated limited liability companies, and other affiliated entities shall not be liable for, and Tenant waives all claims for, any damages to person or property, or resulting from the loss of use thereof, or any loss of profits or damages from business interruption, sustained by Tenant or by Tenant's partners, officers, agents, servants or employees due to the Building or the Complex or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building or Complex, or due to any act or neglect of any tenant or occupant of the Building or Complex or of any other person. This provision shall apply particularly (but not exclusively) to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures, and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas or parking areas, of the Building or the Complex, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions hereof and to the extent not prohibited by law, Tenant agrees to defend, protect, indemnify and save harmless Landlord and its partners, and its and their partners, venturers, managers, officers, agents, servants and employees, affiliated limited liability companies, and other affiliated entities from and against all claims, liabilities, losses, damages or expenses made against or incurred by Landlord attributable to the negligence, willful misconduct or breach of this Lease by Tenant or its partners, officers, servants, agents, employees, contractors, suppliers, licensees, visitors, workmen or invitees. Without limitation of any other provisions hereof and to the extent not prohibited by law, Landlord agrees to defend, protect, indemnify and save harmless Tenant and its members, partners, venturers, managers, officers, agents, shareholders, servants and employees from and against all claims, liabilities, losses, damages or expenses made against or incurred by Tenant attributable to the negligence, willful misconduct or breach of this Lease by


                                      24.

Landlord or its partners, officers, servants, agents, employees, contractors, suppliers, licensees, visitors, workmen or invitees. The indemnifications set forth in this Section shall survive termination of this Lease.

14. NONWAIVER; ACCEPTANCE OF RENT OR PERFORMANCE AFTER BREACH. No waiver of any condition, covenant or provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such condition, covenant or provision even if such violation be continued or repeated subsequently, and no express waiver shall affect any condition, covenant or provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Acceptance by Landlord of Rent or other performance by Tenant, after Landlord has knowledge of any breach or default under this Lease by Tenant, shall not constitute a waiver by Landlord of such breach or default, nor prevent Landlord from enforcing any remedy for that or any other breach or default.

15. CONDEMNATION. If the whole or substantially the whole of the Building, the Premises or the parking facilities in the Complex is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the earlier of the date when title to or physical possession of the Building, the Premises or the parking facilities in the Complex is taken by the condemning authority. If less than the whole or substantially the whole of the Building, the Premises or the parking facilities in the Complex is thus taken or sold and if, after such partial taking, in Landlord's reasonable judgment, alteration or reconstruction of the Complex is not economically justified, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice to Tenant within 60 days after the taking or sale. If less than the whole or substantially the whole of the Premises is thus taken or sold, Tenant may terminate this Lease if, and only if, in Tenant's reasonable judgment, the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking or sale. Such termination by Tenant must be exercised by written notice to Landlord given not later than 60 days after Tenant is notified of the taking or sale of the Premises. Termination by Landlord or Tenant shall be effective as of the earlier of the date when title to or physical possession of the applicable portion of the Complex, the Building or the Premises is taken by the condemning authority. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking or sale of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking or sale, Landlord will, at Landlord's sole expense, promptly restore and reconstruct the Complex, the Building and the Premises to substantially their former condition to the extent that the same may be feasible. Landlord in no event shall be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Complex, the Building or the Premises so taken or sold. As between the parties to this Lease, Landlord will be entitled to receive all of the compensation and damages awarded upon a taking or sale of any part or all of the Complex, the Building or the Premises including any award for the value of any unexpired term of this Lease and Tenant will not be entitled to and expressly waives in favor of Landlord all claim to any of the award or damages, including any compensation for the unexpired term of this Lease. The foregoing shall


                                      25.

not in any way restrict Tenant from asserting a claim in a separate proceeding against the condemning authority (if and to the extent permitted by law) for any compensation or damages resulting from the taking of Tenant's trade fixtures or for moving expenses or business relocation expenses incurred as a result of such condemnation.

16. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, (i) assign, convey, encumber, or mortgage this Lease or any interest hereunder; (ii) suffer to occur or permit to exist any assignment of this Lease or any interest hereunder, or any lien upon Tenant's interest or any part thereof, voluntarily, involuntarily or by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises or any part thereof by any parties other than Tenant and its employees. For purposes of the preceding sentence, any change in ownership of Tenant or of any guarantor of Tenant's obligations under this Lease (a "Guarantee") shall be deemed to be an assignment of this Lease. A "change in ownership" shall be deemed to have occurred (a) where the voting interest of any party or group of parties who are not currently shareholders of Tenant increases or decreases by a percentage which causes a change of effective control (provided, however, that this provision shall not apply to an initial public offering, or to transfers of the stock of a publicly traded corporation); or (b) upon the distribution of over 50% of any entity's assets, or if the value of assets sold (net of undistributed consideration received) exceeds 50% of asset value. Landlord's consent to any assignment, subletting, transfer, or to any other matter set forth above in this
Section 16, shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting or transfer, or to any such other matter.

         Tenant shall give Landlord written notice of any proposed sublease or assignment which notice shall contain the name of the proposed sublessee or assignee and proposed principal terms thereof. With respect to any proposed assignment of all of the Premises or sublease of all of the Premises which is to occur subsequent to the earlier of (i) the date upon which at least 75% of the Rentable Area of the Building has been leased, or (ii) six months after the Commencement Date, Landlord agrees that it shall not unreasonably withhold its consent to such assignment or sublease; provided, however, that reasonable grounds for the withholding of consent shall include, without limitation, whether the use by the proposed assignee or sublessee will be the same as that of Tenant, and Landlord's judgment of the proposed assignee's or subtenant's insufficient financial capacity or business experience to perform Tenant's obligations under this Lease or of its poor business reputation. With respect to any proposed assignment or sublease other than those specified in the preceding sentence, Landlord may withhold its consent in its sole discretion, for any reason, or for no reason.

         Upon any assignment or subletting by Tenant, (i) the original Tenant and any Guarantor shall not be released from any covenant or obligation under this Lease, and (ii) Landlord shall be entitled to receive and collect, either from Tenant or directly from the assignee or subtenant, all of the Rent and other sums payable by Tenant under this Lease. In addition, Landlord shall be entitled to so receive and collect fifty percent (50%) of the consideration, if any, that the assignee or subtenant is required to pay for the use and enjoyment of Tenant's rights under this Lease in excess of the amounts payable by Tenant to Landlord under this Lease (whether such excess is payable by such assignee or subtenant in monthly installments, in a lump sum, or otherwise).


                                      26.

         In addition, notwithstanding the foregoing provisions, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by, or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"), provided that the Affiliate assumes in writing all of Tenant's obligations under this Lease, and provided further that such Affiliate has a net worth (or, provided Tenant survives as an entity and remains liable under this Lease, such Affiliate has a net worth, when combined with the net worth of Tenant) which represents no material adverse change from Tenant's net worth at the time of such transfer, as certified in financial documentation presented to Landlord prior to such assignment or subletting.

Tenant acknowledges that the conditions, covenants and provisions in this Lease, including but not limited to those in this Section 16, have been fully and freely negotiated.

17. SURRENDER OF POSSESSION. Upon the expiration or termination of the Term, whether by lapse of time or otherwise, or upon the termination of Tenant's right of possession, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear and tear, and, subject to Tenant's duty to carry insurance as required by this Lease, damage by fire or other casualty excepted. All alterations, improvements and additions to the Premises, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property upon the expiration or sooner termination of this Lease; provided, however, that Tenant may remove any of such alterations, additions and improvements which, as provided in Section 9 above, Landlord and Tenant agree in writing may be removed from the Premises at the expiration of the Term or sooner termination of this Lease (such agreement not to be unreasonably withheld). Except as provided in Section 9 to the contrary, all such alterations, improvements and additions shall remain Landlord's property at the termination or expiration of this Lease whether by lapse of time or otherwise, and shall be relinquished to Landlord in good order, repair and condition, ordinary wear and tear and, subject to Tenant's duty to carry insurance as required by this Lease, damage by fire or other casualty excepted. Tenant agrees to remove, at such expiration or termination of the Term or of its right of possession, the following items of property: office furniture, trade fixtures, office equipment and all other items of Tenant's property or temporary improvements on the Premises, and Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any such removal. If Tenant shall fail or refuse to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or at Tenant's expense may (i) remove the same or any part thereof in any manner that Landlord shall choose, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.


                                      27.

18. PERSONAL PROPERTY.

              A. Responsibility. Tenant shall be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Without limiting the foregoing, Tenant shall pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment thereof. Such personal property taxes or impositions are not included in Taxes.

              B. Taxes on Certain Improvements, Alterations and Conditions. Tenant shall also be responsible for all taxes or other governmental impositions levied upon or assessed against any improvements, alterations, or additions to the Premises to the extent that the same exceed or are in addition to Building Standard, and if the taxing authorities do not separately levy or assess such excess or additional improvements, alterations, or additions, Landlord may make a reasonable allocation of such taxes or other governmental impositions to the same.

              C. LANDLORD'S LIEN. Intentionally deleted.

19. HOLDING OVER. If Tenant shall hold over after the expiration or termination of the Term or of Tenant's right of possession, without written agreement providing otherwise, Tenant shall be deemed to be a tenant from month to month, at a monthly Annual Rent, payable in advance, equal to 150% of monthly Annual Rent payable during the last Lease Year of the Term, and Tenant shall be bound by all of the other covenants, conditions and provisions of this Lease as the same may apply to a month-to-month tenancy. Nothing contained herein shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as herein provided.

20. ESTOPPEL CERTIFICATE. Tenant agrees that from time to time upon not less than ten (10) business days' prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (ii) the dates on which the Commencement Date occurred and the Expiration Date will occur; (iii) the dates on which Tenant began paying Rent and that no Rent has been paid in advance of the required payment dates; (iv) that to the best of Tenant's knowledge (without any duty of independent inquiry), neither Tenant nor Landlord is in default under any provision of this Lease, or, if a default exists, the nature thereof in detail; (v) that Tenant has no existing defenses or off-sets to the enforcement of the Lease or, if there are any, specifying same; (vi) provided such events have occurred, that Tenant has accepted and occupied the Premises and that the Premises have been completed in accordance with the terms hereof; and (vii) such other matters as may be reasonably requested by Landlord. It is intended that any such statement may be relied upon by Landlord, any prospective purchaser or tenant of the Building, any mortgagee or prospective mortgagees thereof or any prospective assignee of any mortgage thereon. In addition, at either party's request, the other party shall execute either an estoppel certificate or a three-party agreement among Landlord, Tenant and any third


                                      28.

party dealing with the requesting party certifying to such facts (if true) and other matters as such third party may reasonably request in connection with the business dealings of the requesting party.

21. OBLIGATIONS TO MORTGAGEES AND LESSORS.

              A. Subordination. This Lease shall be subject and subordinate to the lien of the existing deed of trust encumbering the Complex, and upon Tenant executing and furnishing the form to Landlord executed by Tenant, Landlord shall request from the holder of such existing deed of trust on the Building a subordination, nondisturbance and adornment agreement executed by such holder, in the form of such agreement customarily used by such holder, which is attached as Exhibit H hereto. At Landlord's option, this Lease may also be made subject and subordinate to future ground or underlying leases of the Land and to the lien of any mortgages or deeds of trust, hereafter in force against the Land, Complex or Building, or any of them, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or deeds of trust. Tenant shall, within 10 days after Landlord's request for the same, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination of this Lease to any such mortgages, deeds of trust, ground leases or underlying leases, or, if requested by any mortgagee, beneficiary of a deed of trust, or underlying or ground lessor, to make Tenant's interest in this Lease superior to the interest of such mortgagee, beneficiary of a deed of trust, or underlying or ground lessor. It is further agreed that upon the request of the mortgagee or beneficiary of a deed of trust, if the mortgage or deed of trust shall be foreclosed, or the transferee if the Building shall be conveyed in lieu of foreclosure, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale or transferee under such conveyance, or upon request of the ground or underlying lessor, if any ground or underlying lease shall be terminated, Tenant will attorn, as Tenant under this Lease, to the ground or underlying lessor; and, in either case, Tenant will execute, within 10 days after a request therefor, such instruments as may be necessary or appropriate to evidence such attornment. As a condition precedent to the effectiveness of any such subordination of this Lease to any future ground or master lease or the lien of any future mortgage or deed of trust, Landlord shall provide to Tenant a nondisturbance agreement in favor of Tenant executed by such future ground lessor, master lessor, mortgagee or deed of trust beneficiary, as the case may be, on the form then in use by such ground lessor, master lessor, mortgagee or deed of trust beneficiary, which form shall be reasonably acceptable to Tenant, and which shall provide that Tenant's quiet possession of the Premises shall not be disturbed on account of such subordination to such future lease or lien so long as Tenant is not in default under any provisions of this Lease.

              B. Notice To Landlord, Mortgagees, And Lessors. In the event of any act or omission by Landlord which would give Tenant the right to seek damages or specific performance from Landlord or the right to terminate this Lease, Tenant will not sue for such damages or specific performance or exercise any such right to terminate until (i) it shall have given written notice of the act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises and lessor(s) of any ground or underlying lease, if the name


                                      29.

and address of such holder(s) or lessor(s) have been furnished to Tenant, and
(ii) the lesser of 30 days or the applicable grace period hereunder for remedying the act or omission has elapsed following the giving of the notice, during which time Landlord and such holder(s) or lessor(s), or any of them, their agents or employees, will be entitled to enter upon the Premises and do therein whatever may be necessary to remedy the act or omission.

22. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant (except as expressly provided below) and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

                     (1) to change the name or street address of the Complex or the Building, with two (2) months prior written notice to Tenant;

                     (2) to install, affix and maintain any and all signs on the exterior and on the interior of the Building or anywhere on Land or in the Complex (and Tenant agrees not to place or maintain any sign or other advertising matter outside the Premises or inside the Premises so as to be visible from outside the Premises);

                     (3) to decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building or Complex, or any part thereof, and for such purposes to enter upon the Premises, and, during the continuance of any of such work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as Landlord has given Tenant commercially reasonable prior notice of any such actions in the Premises. Landlord shall take reasonable steps in connection with such actions to minimize any disruption to Tenant's business or its use of the Premises, and none of the actions taken by Landlord pursuant to this paragraph shall increase the Rentable Area of the Premises or reduce the number of usable square feet within the Premises;

                     (4) to the extent permitted by law, to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of Landlord (notwithstanding the provisions for Landlord's access to portions of the Premises, Tenant relieves and releases the Landlord of all responsibility arising out of theft, robbery and pilferage), unless the same is caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Upon the expiration or termination of the Term or of Tenant's right to possession, Tenant shall return all keys to Landlord and shall disclose to


                                      30.

              Landlord the combination of any safes, cabinets or vaults left in the Premises;

                     (5) to designate Building Standard window coverings for all windows in the Building and to designate and approve, prior to installation, all types of additional window shades, blinds or draperies, if any;

                     (6) to approve the weight, size and location of safes,
              vaults and other heavy equipment and articles in and about the Premises and the Building (so as not to exceed the lesser of the legal live load per square foot or the live load per square foot designated by the structural engineers for the Building), and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building;

                     (7) to show the Premises to prospective tenants at
              reasonable hours during the last six months of the Term, upon commercially reasonable prior notice to Tenant (which, for purposes of this paragraph, may be telephonic notice); and

                     (8) to erect, use and maintain unexposed pipes, ducts,
              wiring and conduits, and appurtenances thereto, in and through the perimeter of the walls of the Premises and above the dropped ceiling, outside of normal business hours (except in the event of an emergency which requires work on such pipes, ducts, wiring and conduits during normal business hours).

23. RULES AND REGULATIONS. Tenant covenants and agrees to keep and observe the rules and regulations attached to this Lease as Exhibit E and made a part hereof. Landlord shall have the right from time to time to amend such rules and regulations and to prescribe additional rules and regulations which, in its sole judgment, may be desirable for the use, entry, operation and management of the Premises, the Building and the Complex, each of which amended and additional rules and regulations shall become a part of this Lease; provided that all such additional rules and regulations are reasonable, and that Landlord shall use reasonable efforts to ensure that all such rules and regulations are uniformly applied and nondiscriminatorily enforced. Tenant shall comply with such rules and regulations provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant.


                                      31.

24. DEFAULT AND REMEDIES.

              A. Events of Default. Each of the following shall constitute an "Event of Default" under this Lease:

                     (1) Failure to Pay Rent or Other Amounts When Due. If
              Tenant fails more than two times during any twelve-month period during the Term (having been notified in writing at least one of such two times within such twelve-month period) to pay within five
              (5) days of the date when due Annual Rent, Additional Rent, or any other Rent or amounts payable by Tenant under the terms of this Lease. Tenant shall in all events pay interest as provided in
              Section 29.B. on all Annual Rent, Additional Rent and other Rent and amounts owed from their respective original due dates until paid, unless the same was rightfully abated under the terms of this Lease.

                     (2) Failure to Deliver Required Documents. If Tenant fails to deliver an estoppel certificate required by Section 20 above, or an instrument required by Section 21.A. above, in either case within the applicable number of days set forth in those Sections after Tenant's receipt of a request therefor.

                     (3) Violation of Other Lease Terms. If Tenant breaches or
              fails to comply with any other covenant or provision of this Lease applicable to Tenant, and such breach or failure to comply is not covered by the provisions of Section 24.A.(1) above and continues for a period of 30 days after notice thereof by Landlord to Tenant, or, if such breach or failure to comply cannot be reasonably cured within such 30-day period, if Tenant shall not in good faith commence to cure such breach or failure to comply within such 30-day period or shall not diligently complete such cure within 60 days after such notice from Landlord; provided, however, that if such breach or failure to comply causes or results in (i) a dangerous condition in the Premises, Building or Complex, (ii) any insurance coverage carried by Landlord or Tenant with respect to the Premises, Building or Complex being jeopardized, or (iii) a material disturbance to another tenant of the Complex, then an Event of Default shall exist if such breach or failure to comply is not cured as soon as reasonably possible after notice thereof by Landlord to Tenant, and in any event is not cured within 30 days after such notice. For purposes of this
              Section 24.A.(2), financial inability shall not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the covenants and provisions of this Lease.

                     (4) NONOCCUPANCY OF DEMISED PREMISES. If Tenant shall fail to occupy and use the Premises within 15 business days after commencement of the Term or shall leave the Premises unoccupied for 15 consecutive business days or shall vacate and abandon the Premises.


                                      32.

                     (5) Transfer of Interest Without Consent. If Tenant's
              interest under this Lease or in the Premises shall, in whole or in part, be transferred to or pass to or devolve upon any other party in violation of the covenants and provisions of Section 16, or if Tenant shall in any other way fail to comply with Section 16.

                     (6) Execution and Attachment Against Tenant. If Tenant's
              interest under this Lease or in the Premises shall be taken upon execution or by other process of law directed against Tenant, or shall be subject to any attachment at the instance of any creditor or claimant against Tenant and said attachment shall not be discharged or disposed of within 15 days after the levy thereof

                     (7) Bankruptcy or Related Proceedings. If Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement or to delay, reduce or modify Tenant's debts or obligations, under the bankruptcy laws of the United States or under any similar act of any state, or Tenant shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved, or shall be declared insolvent, or shall make an assignment for the benefit of creditors or, if involuntary proceedings under any such bankruptcy or insolvency law or for the dissolution of Tenant shall be instituted against Tenant or a receiver or trustee shall be appointed for the Premises or for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

                     (8) Maintenance of Tenant's Legal Status. If (i) Tenant is
              a corporation, partnership, limited liability company, limited partnership or other entity and Tenant shall for any reason fail to maintain its existence and good standing under the laws of the jurisdiction of its formation; or (ii) if Tenant is an entity formed under the laws of a jurisdiction other than Colorado, and if Tenant or any of its principals, partners or other constituents is required by the laws of Colorado to qualify and maintain its qualification to transact business in Colorado, and Tenant or any of such principals, partners or constituents fails for any reason to do so; or ( iii) if Tenant is a partnership or other entity and Tenant is dissolved or otherwise liquidated.

              B. Landlord's Remedies. Subject to Section 29.S, time is of the essence hereof. Upon the occurrence of any Event of Default, Landlord shall have, in addition to all other rights and remedies provided in this Lease or at law or in equity, the right, at Landlord's election, then or at any time thereafter, to exercise any one or more of the following remedies:

                     (1) Cure by Landlord. Upon an Event of Default, Landlord
              may, at Landlord's option, but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable


                                      33.

              to cure any such Event of Default in such manner and to such extent as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant an opportunity to cure such Event of Default. Tenant covenants and agrees to pay to Landlord, within 10 days after demand, all advances, costs and expenses of Landlord in connection with the making of any such payment or the taking of any such action, including reasonable attorneys' fees, together with interest at the rate described in Section 29.B., from the date of payment of any such advances, costs and expenses by Landlord.

                     (2) Termination Of Lease And Damages. Upon an Event of
              Default, Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant shall remain liable to Landlord for damages in an amount equal to the total of the following:

                            i) the cost, including reasonable attorneys' fees,
                     of demanding and recovering the Premises;

                            ii) all unpaid Annual Rent, Additional Rent and any
                     other Rent earned at the time of termination of this Lease, plus interest thereon at the rate as set out in Section 29.B.; and

                            iii) all other money and damages owed by Tenant to
                     Landlord pursuant to the terms and conditions of this Lease.

                     In addition, Landlord shall also be entitled to recover
              from Tenant as damages the amounts determined at Landlord's election under either (x) or (y) below:

                            (x) Annual Rent, Additional Rent and other Rent and
                     sums which would have been owing by Tenant hereunder for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, received by Landlord from any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with finding a new tenant and such recovery of possession and reletting, including tenant improvements, remodeling and refinishing space for a new tenant, reasonable and customary tenant inducements and abatements, brokerage fees or agents' commissions in connection therewith, redecorating costs, reasonable attorneys' fees, and other costs and expenses incident to recovering and reletting the Premises; provided that such costs shall be reduced proportionately to include only the portion thereof reasonably attributable to the Premises, if the new lease includes space in addition to the Premises, or reasonably attributable to the period of time included within the remaining Term of this Lease, if the new Lease is for a longer term than such remaining Term hereunder;


                                      34.

                     and Landlord shall be entitled to collect and receive such damages from Tenant on the days on which the Annual Rent, Additional Rent and other Rent and sums would have been payable if this Lease had not been terminated.

                            (y) Alternatively, at the option of Landlord,
                     Landlord shall be entitled to recover forthwith from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the present value of the excess, if any, of (a) the aggregate of the Annual Rent, Additional Rent and all other Rent and sums payable by Tenant hereunder that would have accrued for the balance of the Term (such aggregate shall be calculated by assuming that the monthly installment of Additional Rent due for the month in which termination occurs shall remain the same for the balance of the Calendar Year in which termination occurs and that the total amount of Additional Rent payable for the succeeding Calendar Years remaining in the Term if this Lease had not been terminated shall increase by 3% per Calendar Year, compounded annually, over the amount of Additional Rent payable for the Calendar Year in which termination occurs), over (b) the amount, if any, of such Annual Rent, Additional Rent and other Rent and sums which Landlord can reasonably expect to recover by reletting the Premises for the remainder of the Term, taking into consideration loss of rent while finding a new tenant, and the costs which Landlord might incur in leasing the Premises to a new tenant, including those listed in paragraph (x) above. Such present value shall be calculated at a discount rate of eight percent (8%) per annum.

                     (3) Repossession and Reletting. Upon an Event of Default,
              Landlord may immediately or at any time thereafter, and with legal process, reenter and take possession of the Premises or any part thereof, and, except as may otherwise be required by law applicable to this Lease, repossess the same and expel Tenant and any party claiming by, under or through Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass (Tenant hereby waiving any claim except claims arising out of Landlord's failure to exercise such care as to Tenant's property as may be required by law applicable to this Lease), and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or provisions of this Lease. No such reentry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Notwithstanding the foregoing, Landlord agrees to use the


                                      35.

              procedure provided in C.R.S. Title 13, Article 40 (or the equivalent procedure, if any provided in the Colorado statutes in existence at the time) in any eviction of Tenant from the Premises hereunder. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice. After recovering possession of the Premises, Landlord may, from time to time, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such term or terms and on such agreements, covenants, provisions and conditions and upon such other terms as Landlord, in its discretion, may determine. Landlord may make such repairs, alterations and improvements as are commercially reasonable to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all costs and expenses (together with interest thereon at the rate set out in Section 29.B.), which Landlord may incur in connection with such repossession or reletting, including tenant improvements, remodeling and refinishing space for a new tenant, reasonable and customary tenant inducements and abatements, brokerage fees or agents' commissions in connection therewith, redecorating costs, reasonable attorneys' fees, and other costs and expenses incident to repossessing and reletting the Premises. Landlord may collect and receive the rents for such reletting but, except as provided below with respect to Landlord's duty to use good faith reasonable efforts to relet the Premises, Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Landlord shall have no duty to attempt to mitigate its damages by retaking and relenting the Premises, except that if Landlord does retake possession of the Premises under either
              Section 24.B(2) or this Section 24.B(3), Landlord shall use good faith reasonable efforts to relet the Premises, subject to the following terms, conditions and limitations: (a) any reletting of the Premises shall be on the terms and conditions determined by Landlord in its reasonable good faith discretion and to such tenants as Landlord shall approve in its reasonable good faith discretion. Without limiting the generality of the foregoing, Tenant acknowledges that, in reletting the Premises, Landlord may legitimately consider the effect of any such reletting on the Building and on any other buildings owned by Landlord or any other person or entity controlling, controlled by, or under common control with Landlord, or otherwise affiliated with Landlord (which parties are referred to herein collectively as "Landlord Affiliates"), and, therefore, may decide not to lease the Premises at rates which are lower than Landlord is otherwise endeavoring to maintain in the Building, or at rates which are lower than the rate that Landlord believes to be appropriate for the Premises; and (b) Tenant recognizes that Landlord and Landlord's Affiliates currently and in the future may have vacant space in the Building and other buildings and may in the future also have vacant space in new projects in competition with the Premises. In no event shall Landlord be obligated to use any effort to relet the Premises in preference to leasing any such other vacant space then available for leasing by Landlord or any of Landlord's Affiliates. Landlord shall not be deemed to


                                      36.

              have failed to mitigate damages solely on account of the leasing of other space which Landlord or Landlord's Affiliates have available instead of the reletting of the Premises. Notwithstanding Landlord's recovery of possession of the Premises, Tenant shall continue to pay on the dates herein specified, the Annual Rent, Additional Rent and other Rent and sums which would be payable hereunder if such repossession had not occurred, together with interest thereon as set forth in Section 29.B., less a credit for the net amounts, if any, after payment by Landlord of all of its costs and expenses actually received by Landlord through any reletting of the Premises.

                     (4) Landlord's Bankruptcy Remedies. Nothing contained in
              this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any statute or rule or law governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent under this Lease.

              C. Concurrent Or Subsequent Exercise Of Remedies. Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

              D. Choice Of Law, Jurisdiction And Venue. This Lease is declared to be a Colorado contract, and all of the covenants, conditions and provisions of this Lease shall be construed and enforced according to the laws of the State of Colorado. Any action or proceeding against Tenant relating in any way to this Lease may be brought and enforced in the District Court in and for the City and County of Denver, Colorado, or the United States District Court for the District of Colorado, and Tenant irrevocably submits to the personal jurisdiction of each such court in respect of any such action or proceeding. So long as Tenant has any obligation under this Lease, it will maintain a duly appointed agent in Denver, Colorado, for personal service of such process and, if it fails to maintain such an agent, any such process may be served by serving a copy thereof upon the Colorado Secretary of State, by mailing a copy thereof by United States Postal Service certified mail addressed to Tenant at its address as provided for notices hereunder, or by any other means permitted under the rules of federal or state courts in Colorado. Any judgment so obtained in the state or federal courts in Colorado may be enforced and levied upon in the courts of any jurisdiction in which Tenant or any of its property may be found, and Tenant irrevocably submits to the personal jurisdiction of each such court in respect of any such action or proceeding. Tenant irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to personal jurisdiction or venue of any such action or proceeding in the District Court in and for the City and County of Denver, Colorado, or the United States District Court for the District of Colorado, and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum.


                                      37.

25. EXPENSES OF ENFORCEMENT. Tenant shall pay upon demand all Landlord's costs, charges and expenses, together with interest thereon as provided in Section 29.B., including the fees and out-of-pocket expenses of attorneys, agents and others retained by Landlord, incurred in successfully enforcing Tenant's obligations hereunder. Landlord shall pay upon demand all Tenant's costs, charges and expenses, together with interest thereon as provided in Section 29.B., including the reasonable fees and out-of-pocket expenses of attorneys, agents and others retained by Tenant, incurred in successfully enforcing Landlord's obligations hereunder.

26. COVENANT OF QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved, and, on keeping, observing and performing all the other covenants, conditions, and provisions herein contained on the part of Tenant to be kept, observed, and performed, shall, during the Term, have quiet and peaceable possession of the Premises subject to the covenants, conditions, and provisions hereof, and such possession shall not be disturbed by Landlord or by any person claiming by, through or under Landlord.

27. SECURITY DEPOSIT. Tenant hereby deposits with Landlord as the "Security Deposit" the letter of credit in the form attached as Exhibit I hereto, in an amount equal to the total amount of Annual Rent which shall be due from Tenant hereunder for Lease Year 5, as security for the prompt, full and faithful performance by Tenant of each and every covenant, condition, and provision of Tenant under this Lease. The terms governing the letter of credit are further described in Section 6 of Exhibit A hereto. Landlord shall not be required to account for interest or to pay interest to Tenant on the Security Deposit.

         (1) If Tenant fails to perform any of its monetary covenants, conditions, or provisions hereunder, Landlord may draw on the letter of credit (or on any cash deposited by Tenant as a replacement for the letter of credit, as provided in Section 6 of Exhibit A hereto) in order to use, apply or retain the whole or any part of the Security Deposit for the payment of (i) any Rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the conditions, covenants, and provisions of this Lease, or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Section 24; provided, however, that Landlord shall not be entitled to draw upon the letter of credit for amounts in excess of the amounts owed to Landlord as set forth in (i) through (iii) immediately above. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from having or exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Without limiting the generality of the preceding sentence, Landlord shall be entitled to any interest elsewhere provided in this Lease notwithstanding that Landlord has applied any portion of the Security Deposit against the unpaid Rent or other sums against which interest is accruing. If any portion of the Security Deposit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within 10 days after the written demand therefor is made by


                                      38.

Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount.

         (2) If Tenant shall fully and faithfully comply with all of the conditions, covenants, and provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant without interest within 60 days after the expiration of the Term or after the date on which Tenant vacates the Premises, whichever shall occur last. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Security Deposit, or the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Security Deposit. In such event, upon the return of the Security Deposit, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Section 27 or otherwise with respect to the Security Deposit.

         (3) Tenant acknowledges that Landlord has the right to transfer its interest in the Land, Building, and Complex, and in this Lease and Tenant agrees that in the event of any such transfer, Landlord shall have the right to transfer the Security Deposit to the transferee. Upon written acknowledgment of transferee's receipt of such Security Deposit, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Security Deposit and Tenant agrees to look solely to such transferee for the return of the Security Deposit.

28. REAL ESTATE BROKER. Each party represents to the other that it has dealt with no broker, real estate person, or finder in connection with this Lease other than the broker or brokers, if any, named in Sections 1.A.(7) and 1.A.(8) and that insofar as the party making the representation knows, no other broker, real estate person, or finder negotiated this Lease or is entitled to any commission or fee in connection herewith. Each party agrees to indemnify, defend and hold the other party free and harmless from and against all claims for broker's and real estate commissions or finder's fees by any person claiming to have been retained by, or furnished services to, the party making the representation the party making the representation in connection with this transaction, other than the broker or brokers, if any, named in Section 1.A.(7) and 1.A.(8). No commission or fee shall be payable to any broker in connection with any renewal of this Lease.

29. MISCELLANEOUS.

              A. Rights Cumulative. All rights and remedies of the parties under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

              B. Interest. In addition to the rights and remedies under Section 24 or elsewhere in this Lease, Tenant covenants and agrees that all Annual Rent, Additional Rent, and other Rent and sums due hereunder shall, upon becoming due under this Lease and remaining unpaid when due, bear interest from the due date until paid at the rate of 15% per annum, compounded monthly, and Tenant covenants to pay the same.


                                      39.

              C. Binding Effect. Each of the covenants, conditions, and provisions of this Lease shall, as the case may require, extend to and bind or inure to the benefit not only of Landlord and Tenant, but also of their respective successors or assigns, provided, however, that this clause shall not permit any assignment, sublease or other matter by Tenant contrary to the provisions of Section 16 hereof. The generality of the foregoing provisions of this subsection C. shall not be limited by the use of such words as successor landlord or Landlord's successors, assigns, successors in interest or transferee in some Sections of this Lease and not in others.

              D. Lease Contains All Terms. All of the representations and obligations of the parties are contained herein and no modification, waiver or amendment of this Lease or of any of its covenants, conditions or provisions shall be binding upon a party unless in writing signed by such party.

              E. Delivery for Examination. Submission of the form of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

              F. No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

              G. Modification of Lease. If any present or prospective lender, purchaser or lessor requires, as a condition to its lending funds or purchasing an interest in the Land or the Building, or entering into a ground or other lease covering an interest in the Land or the Building, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications.

              H. Substitution of Premises. Intentionally deleted.

              I. Transfer of Landlord's Interest. Tenant acknowledges that Landlord (and each successor landlord) has the right to transfer its interest, by reason of this Lease, in any or all of the Land, Building and Complex, and Tenant agrees that in the event of any such transfer Landlord (and each successor landlord) shall automatically be released from all liability under this Lease relating to periods after such respective transfer and Tenant agrees to look solely to such respective transferee for the performance of the obligations hereunder of Landlord (or such successor landlord) relating to periods after such transfer.

              J. Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease voidable at Landlord's election.


                                      40.

              K. Captions. The captions of Sections and subsections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Sections of subsections.

              L. Only Landlord/Tenant Relationship. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant. In no event shall any fiduciary relationship exist or be implied between Landlord and Tenant.

              M. Bills. Intentionally deleted.

              N. Severability. If any covenant, condition or provision of this Lease shall be declared to be void or unenforceable by a final judicial or administrative order and if, in Landlord's judgment, it was not a material consideration for Landlord's execution of this Lease, the Lease shall continue in full force and effect, except that the void or unenforceable covenant, condition or provision shall be deemed to be deleted from this Lease. If such covenant, condition or provision was a material consideration Landlord may terminate this Lease on 30 days' prior written notice to Tenant.

              O. Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other with respect to the following issues: (i) the insolvency or bankruptcy of Landlord or Tenant; (ii) the assignment in whole or in part of this Lease by Landlord or Tenant or the subletting of all or any portion of the Premises by Tenant; and (iii) the integrity of the Building's structural, electrical, or mechanical systems.

              P. Authority to Bind. The individuals signing this Lease on behalf of Landlord and Tenant hereby represent and warrant that they are empowered and duly authorized to bind the Landlord or the Tenant, as the case may be, to this Lease in accordance with its terms.

              Q. Tenant's Covenants Independent. It is the intent of the parties that Tenant's covenants, conditions and provisions in this Lease are, and shall be construed as independent and not dependent and that all Rent and other sums shall be payable without offset, counterclaim, abatement, or reduction for any cause except as otherwise specifically provided in this Lease.

              R. Business Days and Hours; Holidays. "Business days" means Monday through Friday (except holidays); "normal business hours" means 8:00 a.m. to 6:00 p.m. on business days; and "holidays" means those days designated as holidays in the Rules and Regulations.

              S. Force Majeure. Except as to the payment of money, when a period of time is herein prescribed for action to be taken by either party, neither party shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor


                                      41.

or materials beyond the control of the performing party, war, governmental laws, regulations or restrictions or any other cause of any kind whatsoever which is beyond the control of the performing party. Subject to the preceding sentence, time is of the essence of every part of this Lease.

30. LIMITATIONS ON LANDLORD'S LIABILITY. Any liability of Landlord for damages for breach or nonperformance by Landlord, or arising out of the subject matter of this Lease or the relationship created hereby, shall be collectible only out of Landlord's interest in the Complex or sales and insurance proceeds or claims thereto, and no personal liability is assumed by, or may at any time be asserted against, Landlord, any parent and affiliated corporations, partnerships, limited liability companies, or other entities, its and their partners, venturers, managers, principals or other constituents, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. The foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance which Landlord or Landlord's successors in interest may maintain. If Landlord or Landlord's successor in interest, in violation of the terms of this Lease or the provisions of law, withholds, denies or delays any consent which Tenant is required to obtain under this Lease, Tenant may seek specific performance but shall not be entitled to damages therefor. Landlord's or such successor's review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant (under the Tenant Construction Agreement, Section 9 hereof, or otherwise) are solely for Landlord's or such successor's protection and, except as expressly provided in writing by Landlord or such successor after it has made or given such review, supervision, comment or approval, create no warranties or duties to Tenant or to third parties.

31. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be deemed properly given and received (i) when actually given and received at the addresses set out below if delivered in person, including delivery by a private courier or overnight delivery service; or (ii) three business days after deposit in the United States mails, certified or registered mail with return receipt requested, postage prepaid, addressed to the party to receive the notice at, in the case of notices to Landlord, to Denver Hines Development, LLC, at the Building, 4600 South Syracuse, Denver, Colorado 80237,
Attn: Property Manager, with a copy to Denver Hines Development, LLC, 2800 Post Oak Blvd., 50th Floor, Houston, Texas 77056-6118, Attn: C. Hastings Johnson, and in the case of notices to Tenant, the address set forth in the first paragraph of this Lease if such notice is given prior to the Commencement Date and Tenant's address at the Premises if such notice is given on or after the Commencement Date, with a copy to Brownstein Hyatt & Farber, P.C., 410 Seventeenth Street, Twenty-Second Floor, Denver, Colorado 80202-4437, Attn:
Brent T. Slosky, or, in either case, at such other address or addresses as either party may notify the other of in accordance with the terms hereof.

         IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the date first written above.


                                      42.

TENANT:                                     LANDLORD:

iSKY, INC., a Delaware corporation          DENVER HINES DEVELOPMENT, LLC,
                                            a Delaware limited liability company



By: /s/ DAVID M. BROWN                      By: /s/ TOM OWENS
  ------------------------------------          --------------------------------
       Print Name: David M. Brown
                  --------------------      ------------------------------------
       Its: Vice President                  Manager
           ---------------------------



ATTEST:
        ------------------------------
                    [SEAL]


                                      43.

                                    EXHIBIT A
                               4600 SOUTH SYRACUSE
                              ADDITIONAL PROVISIONS

The following additional provisions are attached to and made a part of that certain Lease Agreement between Denver Hines Development, LLC, as Landlord, and iSky, Inc., as Tenant. In the event of a conflict between the terms and provisions of the remainder of the Lease and the terms and provisions of this Exhibit A, the terms and provisions of this Exhibit A shall control.

1. OPTION TO RENEW. Tenant at its option may renew the term of this Lease for one (1) additional term of five (5) years ("Renewal Option"). The Renewal Option may be exercised by written notice delivered to Landlord at least twelve (12) months before the expiration of the initial Term of this Lease; provided that at the time of such notice and at the commencement of the renewal Term, no Event of Default by Tenant as defined in this Lease is in existence, and provided further that Tenant furnishes current financial statements to Landlord and that no material, adverse change in the financial condition of Tenant has occurred. Upon the service of the notice and subject to the conditions set forth in the preceding sentence, this Lease shall be extended by execution of an Amendment to this Lease Agreement incorporating the renewal Term and the new Annual Rent rate for the renewal Term, determined as provided below. The renewal Term shall commence upon the expiration date of the initial Term of this Lease and expire at midnight of the day prior to the annual anniversary of such date five (5) years thereafter. The renewal Term shall include all of the Premises then covered by the Lease, and shall be upon the same terms, covenants and conditions as provided in this Lease for the initial Term, except that (i) the Annual Rent not attributable to Initial Operating Expense Basic Cost payable during the renewal Term shall be at the greater of (A) the fair market rental rate as determined for such renewal Term pursuant to the next paragraph, which new Annual Rent shall be designated by Landlord within thirty (30) days of Tenant's exercise notice, or (B) the Annual Rent not attributable to Initial Operating Expense Basic Cost for the final Lease Year of the initial Term, and (ii) the Annual Rent shall also include a new amount for the Initial Operating Expense Basic Cost, which shall be adjusted to reflect the then-current Initial Operating Expense Basic Cost figure for the Building. Payment of all Additional Rent and any other Rent required to be paid by Tenant as provided in this Lease for the initial Term shall continue to be made during the renewal Term. Any termination of this Lease, any assignment of this Lease and/or any subletting of the Premises terminates all rights of renewal.

The "fair market rental rate," as such term is used in this Rider, shall mean and refer to the prevailing rental rate (exclusive of Operating Expenses, Taxes and other such costs) per square foot of Rentable Area then being offered by landlords and agreed upon by tenants of similar size for comparable space in buildings in the Denver Technological Center comparable to the Building. In determining the fair market rental rate, Landlord shall be entitled to take into consideration the rental rates per square foot of Rentable Area then being obtained in the Building, with appropriate adjustment for floor location within the Building, whether such other lease is a new lease or a renewal lease, the date of signing and the term of any such other leases, rent concessions, tenant finish allowances and credits provided to such other tenants, the amount of space leased, the creditworthiness of the tenants, moving concessions, commissions and any other matter that a reasonably prudent tenant and landlord would consider in the determination of rent and similar items. In addition, Landlord will take into account the existing condition of the subject space and its suitability for Tenant's use, and any improvements to be made thereto by Landlord.

Landlord and Tenant shall use reasonable, good faith efforts to agree on the Annual Rent applicable during the renewal Term within thirty (30) days of Tenant's exercise of the Renewal Option, as evidenced by written agreement of Landlord and Tenant. If the parties fail to agree within such thirty-day period, then the fair market rental rate shall be determined by appraisal in the manner provided herein; provided that, if Landlord and Tenant, at any time, agree in writing on the Annual Rent, the Annual Rent shall be the amount determined by such agreement. Landlord and Tenant shall, by written agreement, appoint an appraiser to appraise and determine the fair market rental rate. If Landlord and Tenant appoint a single appraiser, the fair market rental rate shall be as determined by such appraiser. If Landlord and Tenant fail to agree upon an appraiser within fifty (50) days after Tenant's exercise of the Renewal Option, then each shall appoint an appraiser and give the other party notice of such appointment within seventy (70) days after Tenant's exercise of the Renewal Option. If either party fails to appoint an appraiser and give the other party notice of such appointment within such period, the fair market rental rate shall be determined by the written appraisal of the appraiser who was appointed in accordance herewith. If Landlord and Tenant both appoint appraisers, each shall appraise the fair market rental rate and shall submit a written report of such appraisal to both Landlord and Tenant within thirty (30) days after his appointment, and both appraisers shall thereafter use reasonable, good faith efforts to agree on the fair market rental rate.

If the two appraisers fail to agree on the fair market rental rate within forty
(40) days after the date the last of them was appointed, and if the difference between the fair market rental rate as determined by the two appraisers is less than or equal to five percent of the higher of those two appraisals, then the fair market rental rate shall be deemed to be the average of those two appraisals. If the two appraisers cannot agree upon the fair market rental rate within forty (40) days after the date the last of them was appointed, and if the difference between the fair market rental rate as determined by such appraisers is greater than 5% of the higher of those two appraisals, then the two appraisers shall appoint a third appraiser and shall deliver copies of their respective appraisal reports to such third appraiser. The fair market rental rate, as determined by such third appraiser, shall be an amount not higher than that determined by the higher appraisal and not lower than that determined by the lower appraisal and shall be determined by such third appraiser by review of the first two appraisals and such further inquiries and investigations as the third appraiser determines to make. The third appraiser shall make such determination and submit his determination of fair market rental rate to both Landlord and Tenant within thirty (30) days after his appointment and receipt of copies of the appraisal reports of the two other appraisers.

Each appraiser appointed hereunder shall be an M.A.I. appraiser with no affiliation with either Landlord or Tenant, except that such appraiser may have performed work for either Landlord or Tenant in the past, so long as no such work is currently being performed. Each appraiser shall use his best efforts in good faith to determine the fair market rental rate without regard to whether such determination would be a detriment or benefit to the party or parties engaging such appraiser hereunder or to any other person. Each appraiser engaged hereunder shall be given a copy of this Lease, and no other instructions except as to dates for completion of his appraisal report. Although each appraiser engaged only by Landlord or Tenant shall be free to discuss his appraisal with the party or parties which engaged him or with the other party, the only instructions to be given to any appraiser appointed hereunder shall be a copy of this Lease, and no other instructions except as to dates for completion of his appraisal report. If a third appraiser is appointed, Landlord and Tenant (including attorneys and others acting on behalf of Landlord or Tenant) shall not have any contact with the third appraiser without the consent of the other party (which may be withheld or conditioned as the other party determines in its discretion), except in writing, a copy of which shall be given to the other party hereto not later than the time it is given to such third appraiser. Each appraiser shall certify that his report has been made in accordance with these instructions and there has been no improper contact. If Landlord and Tenant appoint a single appraiser, Landlord shall bear one half of the cost of such appraiser; otherwise, Landlord shall bear the cost of any appraiser appointed by Landlord and one half of the cost of any third appraiser. If Landlord and Tenant appoint a single appraiser, Tenant shall bear one half of the cost of such appraiser; otherwise, Tenant shall bear the cost of the appraiser appointed by Tenant and one half of the cost of any third appraiser.

2. Operating Expense Cap. Notwithstanding anything to the contrary contained herein, the Controllable Operating Expenses (as defined below) which are included within Tenant's Share of Computed Operating Expenses shall not increase by more than five percent (5%) annually, determined on a cumulative basis over the Term. For examples

                                                     YEAR 1       YEAR 2        YEAR 3       YEAR 4       YEAR 5
                                                     ------       ------        ------       ------       ------
Allowable Annual Operating                           5.00%         5.00%         5.00%        5.00%        5.00%
Expense Cap Calculated on
Cumulative Basis over Term (%)
     Assume $1.00 for year 0                        $1.05         $1.10         $1.16        $1.22        $1.28

Example of Controllable Operating                    7.00%         5.00%         3.00%        7.00%        5.00%
Expense Increases Per Year (%)
     Assume $1.00 for year 0                        $1.07         $1.12         $1.16        $1.24        $1.30

Example of Controllable Operating                    5.00%         5.00%         5.00%        5.00%        5.00%
Expenses Increases Paid by Tenant(%)
     Assume $1.00 for year 0                        $1.05         $1.10         $1.16        $1.22        $1.28


For purposes of the calculation to be made under the preceding sentence, the Controllable Operating Expenses which are variable depending on occupancy shall be grossed-up as set forth in Section 1.C.(15) of the Lease. For purposes hereof, "Controllable Operating Expenses" shall mean all of those Operating Expenses included within Computed Operating Expenses except the costs (to the extent included in Operating Expenses) of all utilities for the Complex, all insurance for the Complex, and all Taxes. The limitation set forth in this Section with respect to Controllable Operating Expenses shall not apply, however, to any costs of utilities for the Complex, insurance for the Complex, or Taxes, which are otherwise included within the definition of Operating Expenses.

3. Landlord's Default. Tenant agrees to provide written notice to Landlord in the event Landlord breaches any of its obligations hereunder. In the event Landlord shall fail to cure any such breach within thirty (30) days after receipt of written notice from Tenant (or if such breach is not reasonably capable of being cured within thirty (30) days, such additional period as may reasonably be necessary to cure the same with due diligence), then Landlord shall be in default hereunder and Tenant shall be entitled to bring an action for damages or specific performance or other injunctive relief against Landlord. Additionally, (i) in the event any default by Landlord is not cured within the foregoing cure period, or (ii) in the event any emergency repairs to the Premises are needed and Tenant is unable, despite diligent efforts, to contact Landlord by telephone, then, in either of such events, Tenant shall be entitled to take such action as may be commercially reasonably under the circumstance to correct such uncured default and/or make such repairs as are needed to correct the emergency situation, and Landlord shall reimburse Tenant for all costs reasonably incurred in the exercise of such rights, together with interest thereon at the rate set forth in Section 29.B above from the date paid until the date reimbursed, within thirty (30) days after written demand. If Landlord fails to reimburse Tenant for all amounts expended by Tenant under this paragraph within thirty (30) days of demand, then Tenant may commence an action against Landlord to recover same, but in no event shall Tenant be entitled to offset such amounts against the Rent due from Tenant hereunder.

4. Roof Installation. Provided the Lease shall be in full force and effect and no Event of Default by Tenant has occurred and is continuing hereunder, Tenant may, at its sole cost and expense, install and operate three (3) twenty-five inch (25") diameter satellite dishes, together with associated cables and wiring, and together with screening thereof (collectively referred to herein as the "communications equipment") on the roof of the Building, subject to Landlord's reasonable approval of the amount of such communications equipment, the location and routing thereof, and the type and placement of the screening surrounding such equipment. The installation of the communications equipment shall be subject to the following:

              A. Tenant shall, at all times, and at its sole cost and expense, comply with all applicable governmental and quasi-governmental rules and regulations, and obtain and maintain any and all required governmental and quasi-governmental permits, licenses, authorizations and approvals, including without limitation any approvals required from the Denver Technological Center Architectural Control Committee.

              B. Tenant shall maintain adequate liability insurance covering the installation and operation of the communications equipment in which Landlord is named as an additional insured, proof of which shall be provided to Landlord prior to installation.

              C. Tenant shall, at its sole cost and expense, maintain the communications equipment in good working order and do so in a manner such that the operation of the communications equipment does not cause any interference with any telecommunications, mechanical or other system located in or servicing the Building or Complex, whether such system belongs to and is utilized by Landlord or any other tenant in the Building.

              D. Tenant covenants and agrees that the installation, operation and removal of the communications equipment will be at its sole risk. Tenant agrees to indemnify and defend Landlord against all claims, actions, damages, liabilities and expenses including reasonable attorney's fees and disbursements in connection with the loss of life, personal injury, damage to property or business or any other loss or injury or as a result of any litigation arising out of the installation, operation or removal of the communications equipment.

              E. At the expiration or sooner termination of the Lease, or upon termination of the operation of the communications equipment, or revocation of a required license issued, Tenant shall, at its sole cost and expense, remove the communications equipment from the Building and repair the installation area to the same or better condition as existed prior to such installation. If Tenant does not remove the communications equipment and repair such area when so required, Tenant hereby authorizes Landlord to remove and dispose of the communications equipment and repair the installation area and to charge Tenant for all costs and expenses incurred in so doing.

5. Hazardous Materials.

              A. Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city governments and all departments thereof applicable to the presence, storage, use, maintenance and removal of toxic, hazardous or contaminated substances, materials or wastes (collectively, "Hazardous Materials") in, on or about the Premises and the Complex, which presence, storage, use, maintenance or removal is caused or permitted by Tenant or any of Tenant's agents, employees, contractors, invitees or any other person or entity over which Tenant has control. In no event shall the aforesaid be construed to mean that Landlord has given or will give its consent to Tenant's storing, using, Maintaining or removing Hazardous Materials in, on or about the Premises, other than those customarily used in offices, and then only in compliance with all applicable laws, ordinances, rules and regulations. Tenant shall indemnify and hold Landlord and its members, and its and their agents, employees, officers and directors, free and harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including reasonable attorneys' fees, litigation and court costs), liabilities and losses, including, without limitation, diminution in the value of the Premises, the Building or the Complex or any portion thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises the Building or the Complex or any part thereof, and sums paid in settlement of claims, reasonable attorneys' fees, consultant fees, expert fees, any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work necessary in the reasonable judgment of Landlord or required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Materials in, on or about the Premises, the Building or the Complex or any part thereof, arising out of or relating to (a) the use, presence, handling or disposition of Hazardous Materials by Tenant, its employees, agents, contractors, invitees or any other person or entity over which Tenant has control in, on or about the Premises, the Building or the Complex or any part thereof, and (b) any Hazardous Materials contamination of the Premises, the Building or the Complex or any part thereof caused by Tenant, its employees, agents, contractors, invitees or any other person or entity over which Tenant has control. Tenant's obligations hereunder shall survive the termination of this Lease.

              B. Landlord shall indemnify and hold Tenant and its agents, employees, officers and directors, free and harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including reasonable attorneys' fees, litigation and court costs), liabilities and losses, including, without limitation, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or any part thereof, and sums paid in settlement of claims, reasonable attorneys' fees, consultant fees, expert fees, any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work necessary in the reasonable judgment of Tenant or required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Materials in, on or about the Premises, the Complex or any part thereof, arising out of or relating to (a) the use, presence, handling or disposition of Hazardous Materials by Landlord, its employees, agents, contractors, invitees or any other person or entity over which Landlord has control in, on or about the Premises, the Complex or any part thereof, and (b) any Hazardous Materials contamination of the Premises, the Complex or any part thereof caused by Landlord, its employees, agents, contractors, invitees or any other person or entity over which Landlord has control. Landlord's obligations hereunder shall survive the termination of this Lease.

6. Letter of Credit.

              A. In lieu of depositing cash for the Security Deposit described above, Tenant simultaneously with the execution of this Lease shall deliver to Landlord an irrevocable letter of credit payable in Denver, Colorado, running in favor of Landlord issued by a bank approved by the Landlord, in the amount of Six Hundred Sixty Two Thousand Two Hundred Eighty Eight Dollars and No Cents ($662,288.00). The letter of credit shall be irrevocable for the term thereof and shall provide that it is automatically renewable for a period ending not earlier than sixty (60) days after the expiration of the Term without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew said letter of credit on written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew said letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such irrevocable letter of credit with Landlord through the date which is sixty (60) days after the expiration of the Term of this Lease).

              B. The form and terms of the letter of credit (and the bank issuing the same) shall be acceptable to Landlord and shall provide, among other things, in effect that:

                     (1) Landlord, or its then managing agent, shall have the
              right to draw down an amount up to the face amount of the letter of credit upon the presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) statement that such amount is due to Landlord as a result of a monetary default by Tenant under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity);

                     (2) The letter of credit will be honored by the issuing
              bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement;

                     (3) In the event of a transfer of Landlord's interest in
              the Building, Landlord shall have the right to transfer the letter of credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new Landlord.

              C. If, as a result of any application of all or any part of the letter of credit, the amount secured by the letter of credit shall be less than $662,288.00, Tenant shall forthwith provide Landlord with additional letter(s) of credit in an amount equal to the deficiency.

              D. Tenant further covenants that it will not assign or encumber said letter of credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

              E. Without limiting the generality of the foregoing, if the letter of credit expires earlier than sixty (60) days after the expiration of the Term of this lease, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable as above provided to sixty (60) days after the end of the Term of this Lease upon the same terms as the expiring letter of credit or such other terms as may be acceptable to Landlord. However, (i) if the letter of credit is not timely renewed or a substitute letter of credit is not timely received, (ii) or if Tenant fails to maintain the letter of credit in the amount and terms set forth in this Section, Tenant, at least thirty (30) days prior to the expiration of the letter of credit, or immediately upon its failure to comply with each and every term of this Article, must deposit with Landlord cash security in the amounts required by, and to be held subject to and in accordance with, all of the terms and conditions set forth in Section 27 of the Lease, failing which the Landlord may present such letter of credit to the bank, in accordance with the terms of this Article, and the entire sum secured thereby shall be paid to Landlord, to be held by Landlord as provided in this Section 6 and in Section 27 of this Lease.

              F. Notwithstanding anything to the contrary contained herein, in the event that Tenant furnishes Landlord with evidence reasonably acceptable to Landlord that Tenant's net operating income for the previous twelve-month period was at least twenty (20) times more than the total amount of Annual Rent which was due from Tenant hereunder during that same period, the letter of credit shall be released by Landlord and returned to Tenant. In addition, Tenant shall have the right to replace the letter of credit at any time during the Term of this Lease with a cash Security Deposit, in the amount of $662,288.00, discounted to its present value by the then-current United States Treasury bill rate. The present value of the cash Security Deposit shall be determined by discounting each of the monthly payments which will be applied by Landlord from the cash Security Deposit, from the date upon which such monthly payment is due hereunder back to the date on which the cash Security Deposit is deposited by Tenant. If Tenant replaces the letter of credit with such a cash Security Deposit, then Landlord shall apply one-twelfth of the amount of such Security Deposit each month during Lease Year 5 to the payment of the monthly installment of Annual Rent due from Tenant hereunder. The application by Landlord of such amount to the payments of Annual Rent shall not release Tenant from its liability for the payment in full of all amounts of Annual Rent, Additional Rent or other amounts due from Tenant hereunder, and Tenant shall, on the same day as each monthly installment of Annual Rent is due from Tenant hereunder, pay to Landlord an amount sufficient to fully pay the difference between the amount to be applied by Landlord from the Security Deposit and the full amount of Annual Rent and Additional Rent due from Tenant hereunder.

                                    EXHIBIT B
                               4600 SOUTH SYRACUSE
                          LEGAL DESCRIPTION OF THE LAND

A PARCEL OF LAND BEING LOCATED IN THE DENVER TECHNOLOGICAL CENTER IN THE SOUTHWEST 1/4 OF SECTION 9, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE 6th PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 9; THENCE SOUTH 60 DEGREES 11 MINUTES 36 SECONDS EAST, 1,352.24 FEET TO THE SOUTHERLY LINE OF THE HYATT REGENCY HOTEL PARCEL AND THE TRUE POINT OF BEGINNING; THENCE ALONG SAID SOUTHERLY LINE SOUTH 89 DEGREES 45 MINUTES 35 SECONDS EAST, 362.54 FEET TO A POINT OF CURVATURE; THENCE SOUTH 358.99 FEET ALONG SAID SOUTHERLY LINE BEING A CURVE TO THE LEFT HAVING A RADIUS OF 244.00 FEET, A CENTRAL ANGLE OF 84 DEGREES 17 MINUTES 55 SECONDS, AND A CHORD WHICH BEARS NORTH 48 DEGREES 05 MINUTES 29 SECONDS EAST, 327.48 FEET; THENCE LEAVING SAID SOUTHERLY LINE SOUTH 84 DEGREES 03 MINUTES 30 SECONDS EAST, 534.39 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF SOUTH ULSTER STREET PARKWAY; THENCE ALONG SAID RIGHT-OF-WAY LINE 42.81 FEET ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING A RADIUS OF 2,242.90 FEET, A CENTRAL ANGLE OF 01 DEGREES 05 MINUTES 37 SECONDS, AND A CHORD WHICH BEARS
SOUTH 25 DEGREES 17 MINUTES 21 SECONDS EAST, 42.81 FEET TO A POINT OF TANGENCY; THENCE CONTINUING ALONG SAID WESTERLY RIGHT-OF-WAY LINE SOUTH 25 DEGREES 45 MINUTES 05 SECONDS EAST, 49.71 FEET TO THE NORTHERLY RIGHT-OF-WAY LINE OF UNION AVENUE PARKWAY (BOOK 29, PAGE 56) AND A POINT OF CURVATURE; THENCE ALONG SAID UNION AVENUE PARKWAY THE FOLLOWING FOUR (4) CONSECUTIVE COURSES:

1) THENCE 159.44 FEET ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 101.50 FEET, A CENTRAL ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS, AND A CHORD WHICH BEARS SOUTH 19 DEGREES 49 MINUTES 30 SECONDS WEST, 143.54 FEET TO A POINT OF TANGENCY;

2) THENCE SOUTH 64 DEGREES 49 MINUTES 30 SECONDS WEST, 766.84 FEET TO A POINT OF CURVATURE;

3) THENCE 303.12 FEET ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 894.93 FEET, A CENTRAL ANGLE OF 19 DEGREES 24 MINUTES 24 SECONDS, AND A CHORD WHICH BEARS SOUTH 74 DEGREES 31 MINUTES 42 SECONDS WEST, 301.68 FEET TO A POINT OF COMPOUND CURVATURE;

4) THENCE 97.34 FEET ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 90.00 FEET, A CENTRAL ANGLE OF 61 DEGREES 58 MINUTES 06 SECONDS, AND A CHORD WHICH BEARS NORTH 64 DEGREES 47 MINUTES 03 SECONDS WEST, 92.66 FEET;

THENCE LEAVING SAID NORTHERLY RIGHT-OF-WAY LINE NORTH 02 DEGREES 57 MINUTES 19 SECONDS WEST, 218.02 FEET TO A POINT OF CURVATURE;

THENCE 213.35 FEET ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 570.00 FEET, A CENTRAL ANGLE OF 21 DEGREES 26 MINUTES 46 SECONDS, AND A CHORD WHICH BEARS NORTH 13 DEGREES 40 MINUTES 42 SECONDS WEST, 212.11 FEET TO SAID SOUTHERLY LINE OF HYATT REGENCY HOTEL AND THE TRUE POINT OF BEGINNING.

BASIS OF BEARINGS:

ASSUMED ALONG THE SOUTHEASTERLY LINE OF DENVER TECH CENTER EAST, WHICH IS SITUATED SOUTH AND WEST OF SOUTH ULSTER STREET PARKWAY, NORTHWEST OF UNION AVENUE PARKWAY, AND EAST OF INTERSTATE HIGHWAY 1-25, AND BEING THE NORTHERLY RIGHT-OF-WAY LINE OF UNION AVENUE PARKWAY, BOOK 29, PAGE 56, AS MONUMENTED BY A PIN AND CAP PLS 9655 BEING THE EASTERLY CORNER OF PARCEL 1, RECEPTION NO. 92-0071136 AND A PIN AND CAP PLS 23899, BEARING NORTH 64 DEGREES 49 MINUTES 20 SECONDS WEST, 766.84 FEET.

                                    EXHIBIT C
                               4600 SOUTH SYRACUSE
                          PLAN DELINEATING THE PREMISES

                             [FLOOR 5 FLOOR PLATE]



                                             [STEVENSON SYSTEMS INC. LOGO]

                                    EXHIBIT D
                               4600 SOUTH SYRACUSE
                          TENANT CONSTRUCTION AGREEMENT
                            (LANDLORD PERFORMS WORK)

1. In this Tenant Construction Agreement, some defined terms are used. They are:

              Tenant's Representative: Mr. David Brown, Telephone: (303) 799-4200, Fax: (303) 799-4525

              Landlord's Representative: Mr. David Wells, Telephone: (303) 221-4644, Fax: (303) 221-4664

              Tenant Extra Work:

              A. Work in excess of the Tenant Finish Allowance;

              B. All modifications, changes and Change Orders (as defined in paragraph 8 below) requested by Tenant to the Tenant Space Plan or Tenant Working Drawings (as defined in paragraph 6 below) in excess of the Tenant Finish Allowance;

              C. All interior decorating services and decorator items; and

              D. Relocation or modification of any sprinkler lines, sprinkler heads, HVAC component, fire alarm or life safety system, other Building controls, or any other item previously installed by Landlord in the Building.

              Tenant Finish Allowance: $25.00 per square foot of Rentable Area

Any capitalized term which is used in this Tenant Construction Agreement but not defined in this Tenant Construction Agreement has the meaning set forth for such term in the Lease.

2. Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Tenant Construction Agreement. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Tenant Construction Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Tenant Construction Agreement will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Tenant Construction Agreement. Either party may change its Representative under this Tenant Construction Agreement at any time by three (3) days' prior written notice to the other party.

3. Building Standard. Tenant must use the Building Standard items prescribed by Landlord for the Building in order to assure the consistent quality and appearance of the Building.

4. Landlord Work and Tenant Extra Work

              A. Landlord will complete the Base Building Shell at Landlord's sole cost and expense. For all of the improvements to be made to the Premises beyond the Base Building Shell, Landlord will pay as much as the Tenant Finish Allowance for:

                     (1) The costs of preparing the Tenant Space Plan and Tenant
              Working Drawings; and

                     (2) Initial construction of Tenant's improvements in the
              Premises (including without limitation all permits, taxes, and architectural, engineering and construction contractor's fees associated with the construction) ("Tenant Work"), less an amount payable to Landlord for its coordination and review of the Tenant Work equal to two and one-half percent (2.5%) of the cost of the Tenant Work. If any amount of the Tenant Finish Allowance is not used in connection with the Tenant Work, the unused portion will be credited by Landlord against the first payments of Annual Rent due under the Lease.

              B. Tenant will pay for the costs of all Tenant Extra Work (including without limitation permits, taxes, and all space planning, architectural, engineering and construction contractor's fees associated with the Tenant Extra Work, and the cost of Landlord's overhead for coordination and administration at the rate of two and one-half percent (2.5%) of the total cost to Landlord of all Tenant Extra Work). All requested Tenant Extra Work will be subject to Landlord's prior written approval in accordance with paragraph 5.

5. Landlord's Approval. Landlord, in its sole discretion, may withhold its approval of any Tenant Space Plan, Tenant Working Drawings, Tenant Extra Work or Change Orders which require work which:

              A. Exceeds or affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building;

              B. Would not be approved by a prudent owner of property similar to the Building;

              C. Violates any agreement which affects the Building or binds Landlord;

              D. Landlord reasonably believes will increase the cost of operation or maintenance of any of the systems of the Building;

              E. Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the Term;

              F. Does not conform to applicable building code or is not approved by any governmental authority with jurisdiction over the Premises; or

              G. Unless Landlord has given its consent to a different finish item in connection with its approval of the Tenant Space Plan or the Tenant Working Drawings, does not conform to the Building Standard for lights, ceilings, window coverings, or any other finish item which is visible from the exterior of the Building, or is not compatible with the finish level of a Class A office building.

6. Schedule of Tenant Improvement Activities.

              A. Landlord has furnished to Tenant a list identifying the architect and other consultants which Landlord proposes to hire in connection with the Tenant Work, and Tenant has agreed upon the architects and consultants to be hired.

              B. Tenant has submitted to Landlord the information (the "Tenant Information") necessary for Landlord's architect or space planner to prepare a space layout and improvement plan for the Premises (the "Tenant Space Plan"), and the Tenant Space Plan has been prepared by Landlord and approved by Tenant.

              C. Landlord has prepared and furnished to Tenant a preliminary estimate of the cost of Tenant's improvements, including without limitation permits, taxes, and all space planning, architectural, engineering and construction contractor's fees associated therewith (the "Tenant's Estimated Construction Cost"), as set forth in the Tenant Space Plan. The Tenant's Estimated Construction Cost is more than the Tenant Finish Allowance, and Tenant has agreed in writing to pay the amount by which the Tenant's Estimated Construction Cost exceeds the Tenant Finish Allowance as though that amount were Tenant Extra Work subject to paragraph 7.

              D. After approval of the Tenant's Estimated Construction Cost, Landlord will cause to be prepared and delivered to Tenant working drawings for the Premises ("Tenant Working Drawings"). Within five (5) days after its receipt of the Tenant Working Drawings, Tenant will give Landlord written notice whether or not Tenant approves the Tenant Working Drawings. If Tenant fails to give Landlord that notice by that fifth day, then, in addition to any other rights which it may have on account of that failure, Landlord may consider each day following that fifth day until its receipt of Tenant's notice to be a day of delay by Tenant. If Tenant's notice objects to the Tenant Working Drawings, the notice will set forth how the Tenant Working Drawings are inconsistent with the Tenant Space Plan and how the Tenant Working Drawings must be changed in order to overcome Tenant's objections. Landlord will submit revised Tenant Working Drawings to Tenant.

         The revised Tenant Working Drawings, and any revisions to them, will be treated as though they were the first proposed Tenant Working Drawings prepared pursuant to this paragraph. If the proposed Tenant Working Drawings, or any revision to them, is not inconsistent with the Tenant Space Plan, then each day following Landlord's receipt of Tenant's objections until Landlord's receipt of Tenant's approval of the Tenant Working Drawings will be a day of Tenant's delay.

              E. After approval of the Tenant's Working Drawings, Landlord will cause to be prepared and delivered to Tenant an estimated construction schedule (the "Construction Schedule"), and a cost proposal (the "Tenant Cost Proposal") for construction of Tenant's improvements in accordance with Tenant Working Drawings. The Construction Schedule will set forth time frames for approval. If the Tenant Cost Proposal is less than the sum of the Tenant Finish Allowance and any amount in excess of the Tenant Finish Allowance which Tenant has agreed to pay pursuant to paragraph 6.C, Landlord will take steps necessary to complete construction of the improvements to the Premises. If the Tenant Cost Proposal is more than the sum of the Tenant Finish Allowance plus any amount which Tenant has agreed to pay pursuant to clause (1) of paragraph 6.C immediately above (such greater amount, the "Maximum Approved Cost"), Landlord will so notify Tenant in writing and Tenant will either (1) agree in writing to pay the amount by which the Tenant Cost Proposal exceeds the Maximum Approved Cost as though that additional amount were Tenant Extra Work subject to paragraph 7 or (2) revise the Tenant Working Drawings in order to assure that the Tenant Cost Proposal is no more than the Maximum Approved Cost. Each day following Tenant's receipt of the Tenant's Cost Proposal until the fulfillment of Tenant's obligations in either Clause (1) or clause (2) immediately above will be a day of Tenant's delay. Upon Tenant's fulfillment of its obligations under either clause (1) or clause (2) immediately above, Landlord will take steps necessary to complete construction of the improvements to the Premises.

              F. All work will be performed by one or more contractors selected and engaged by Landlord. Tenant will have the right to designate a subcontractor for each component of work required to be bid by a subcontractor. Landlord will not unreasonably withhold its consent to solicitation of bids from the subcontractors designated by Tenant, provided such subcontractors meet Landlord's requirements for subcontractors, and provided further that any component of work affecting the life safety, mechanical, electrical or plumbing systems of the Building must be performed by the approved Building subcontractor for that work. Following approval of the Tenant Working Drawings and the Tenant Cost Proposal, Landlord will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits and subject to receipt of the payment required under paragraph 7, Landlord will begin construction.

7. Payment for Tenant Extra Work. Tenant will pay to Landlord, in advance, the total amount payable by Tenant for Tenant Extra Work.

8. Change Orders. Tenant may authorize changes in the work during construction, only by written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval in accordance with paragraph 5. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order (the "Change Order") setting forth the total cost of such change and its impact on the Construction Schedule, which will include associated architectural, engineering and construction contractor's fees, and the cost of Landlord's overhead at the rate of two and one-half percent (2.5%) of the amount of the Change Order. If Tenant fails to approve and pay for such Change Order within five (5) days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval and payment, Landlord will proceed to perform the change.

9. Completion and Commencement Date. Subject to the provisions of Section 5.C of the Lease and the other provisions of this Tenant Construction Agreement, Landlord shall substantially complete the Tenant Work in the Premises and tender the Premises to Tenant on or before May 1, 2000. Tenant shall be entitled to enter the Premises before the Commencement Date only for the purpose of installing its wall partitions, furniture, and telephone system, and then only after written notice from Landlord that the Premises are ready for the installation of such items (which may be before the substantial completion of the Premises, as defined below, if Landlord determines that the installation of such items may be accomplished at the same time as the remaining items with respect to the Tenant Work). Such early occupancy by Tenant shall be only for the purposes set forth in the preceding sentence, and shall be pursuant to all of the terms and conditions of this Lease, except that Tenant shall not owe any Annual Rent or Additional Rent with respect to such period. Tenant's obligation for payment of Rent pursuant to the Lease will commence on the Commencement Date; however, the Commencement Date and the date for the payment of Rent shall be delayed on a day-today basis for each day the substantial completion of the Tenant Work is delayed by Landlord or its contractors or agents. The date of substantial completion shall mean the day on which the Tenant Work has been completed in accordance with the Tenant Working Drawings so that Tenant may receive the beneficial use of the Premises (i.e., when Tenant may use the Premises for their intended purpose), subject to the punch list of items referred to below. The payment of Rent will not be delayed by a delay of substantial completion due to Tenant. The following are some examples of delays which will not affect the Commencement Date and the date Rent is to commence under the Lease:

              A. Change Orders requested by Tenant;

              B. Delays in obtaining non-Building Standard construction materials requested by Tenant if Landlord notifies Tenant that such materials are not Building Standard when ordered;

              C. Tenant's failure to approve timely any item requiring Tenant's approval; and

              D. Delays by Tenant according to paragraph 6.

         In the event that substantial completion of the Tenant Work is delayed by Landlord, its contractors or agents, the Commencement Date will be the date of substantial completion of the Tenant Work, subject only to the completion of Landlord's punch-list items (that is, those items which do not materially interfere with Tenant's use and enjoyment of the Premises). Landlord and Tenant will confirm the Commencement Date in accordance with Section 1(A)(1) of the Lease.

10. Condition of the Premises.

              A. Prior to the Commencement Date, Landlord and Tenant will jointly conduct a walk-through inspection of the Premises with Landlord. Based on that walk-through, Landlord will prepare for Tenant's approval a punch-list of items needing additional work by Landlord. Other than the items specified in the approved punch-list and "latent defects" (as defined below), by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession and to have acknowledged that Landlord has installed the improvements as required by this Tenant Construction Agreement and that there are no items needing additional work or repair. The punch-list will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease and this Tenant Construction Agreement. If Tenant fails to submit a punch-list to Landlord prior to the Commencement Date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch-list items within 30 days after the walk-through inspection or as soon as practicable after such walk-through. In addition, Landlord agrees that it shall cooperate with Tenant and use reasonable efforts to cause Landlord's contractor to complete any items identified by Tenant for which Landlord's contractor remains liable under the construction contract covering the Tenant Work, whether or not those items are contained on the original punch list, but only if and to the extent Landlord's contractor is still obligated to complete the same under such contract.

              B. A "latent defect" is a defect in the condition of the Premises caused by Landlord's failure to construct the improvements in a good and workmanlike manner and in accordance with the Working Drawings, which defect would not ordinarily be observed during a walk-through inspection. If Tenant notifies Landlord of a latent defect within one year following the Commencement Date, then Landlord, at its expense, will repair such latent defect as soon as practicable. Except as set forth in this paragraph 10, Landlord will have no obligation or liability to Tenant for latent defects. Landlord shall obtain a one (1) year warranty covering the Tenant Work from the contractor therefor, and Landlord agrees that it shall cooperate with Tenant and use reasonable efforts to enforce the terms of such warranty.

11. Adjustments Upon Completion. As soon as practicable, upon completion of the improvements in accordance with this Tenant Construction Agreement, Landlord will notify Tenant of the Rentable Area of the Premises, and if such Rentable Area is different from that stated in Section 1(A)(5) of the Lease, the actual Annual Rent shall be modified accordingly. Tenant, within ten (10) days of Landlord's written request, will execute a certificate confirming such information.

12. Defaults. Failure by Tenant to comply with any of its payment obligations under this Exhibit D shall constitute an Event of Default under the terms of the Lease, and Landlord shall then be entitled to the benefit of all of the remedies provided for in the Lease.

                                    EXHIBIT E
                               4600 SOUTH SYRACUSE
                              RULES AND REGULATIONS

              1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Building.

              2. All signs or notices visible in or from public corridors or from outside the Premises shall be subject to Landlord's prior written approval.

              3. The Building directory, located in the Building lobby as provided by Landlord, shall be available to Tenant solely to display its name and location in the Building, which display shall be as directed by Landlord.

              4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Building. Neither Tenant nor any employees or invitees of any tenant shall go upon the roof the Building.

              5. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant.

              6. Tenant shall not cause any unusual janitorial labor or services.

              7. No cooking, except for microwave cooking, shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for lodging.

              8. Tenant shall not bring upon, use or keep in the Premises or the Complex any kerosene, gasoline, turpentine, naphtha, benzine, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

              9. Landlord shall have sole power to direct electricians to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

              10. Upon the termination of the tenancy, Tenant shall deliver to Landlord all keys, cards and passes for offices, rooms, parking areas and toilet rooms which shall have been furnished to Tenant. In the event of the loss of any keys, cards, or passes so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any additional such keys over and above the two sets of keys furnished by Landlord.

              11. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

              12. No furniture, packages, supplies, equipment or merchandise will be received in the Complex or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord.

              13. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

              14. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Complex or any picture thereof in connection with, or in promoting or advertising the business of Tenant, except Tenant may use the address of the Building as the address of its business.

              15. Tenant shall cooperate fully with Landlord to assure the most effective, operation of the Premises' or the Building's heating, ventilation, and air conditioning, and shall refrain from attempting to adjust any controls, Tenant shall keep corridor doors closed.

              16. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured. Landlord shall in no way be responsible to Tenant, its agents, employees or invitees, for any bodily injury or damage to or loss of property from, in or on the Premises or the Complex, unless caused by Landlord's gross negligence or willful misconduct.

              17. Except with the prior written consent of Landlord, Tenant shall not sell or cause to be sold any items or services at retail in or from the Premises, nor shall Tenant carry on or permit or allow any employee or person to carry on the business of machine copying, stenography, typewriting or similar business in or from the Premises for the service or accommodation of occupants of any portion of the Complex without the prior written consent of the Landlord.

              18. Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Premises, nor store goods, wares or merchandise on the Premises. Tenant shall not allow any vending machines on the Premises without Landlord's prior written consent.

              19. All freight must be moved into, within and out of the Building and the Complex under the supervision of Landlord and according to such regulations as may be posted or distributed by Landlord from time to time. All moving of furniture or equipment into or out of the Building by Tenant shall be done at such time and in such manner as directed by Landlord or its agent. In no cases shall items of freight, furniture, fixtures or equipment be moved into or out of the Building or in any elevator during such hours as are normally considered rush hours to an office building, i.e., 7:30-9:00 a.m., 11:00 a.m.-1:00 p.m., and 4:00-6:00 p.m.

              20. On Sundays, holidays, and on other days during certain hours for which the Building may be closed after normal business hours, access to the Building or to halls, corridors, elevators, and stairwells will be controlled by Landlord. Landlord or its agents will have the right to demand of any and all persons seeking access to the Building proper identification to determine if they have rights of access to-the Premises. Landlord shall, in no case, be liable for damages wherein admission to the Building has not been granted during abnormal hours by reason of a Tenant or any other person failing to property identify himself, or through the failure of the Building to be unlocked and open for access by Tenant, Tenant's employees and the general public.

              21. Tenant shall not change locks or install other locks on doors without the prior written consent of Landlord.

              22. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures or heating, ventilation or air conditioning apparatus so the same may be attended to properly.

              23. No safes or other objects larger or heavier than the freight elevators of the Building are limited to carry shall be brought into or installed on the Premises. Landlord shall have the power to prescribe the weight and position of such safes or other objects, and the same shall, if considered necessary by Landlord, be required to be supported by such additional materials placed on the floor as Landlord may direct, and at the expense of Tenant. In no event shall these items exceed a weight for which the floor is designed.

              24. No person or persons other than those approved by Landlord will be permitted to enter the Building for purposes of cleaning, maintenance, construction or painting.

              25. Tenant shall not permit or suffer the Premises to be occupied or used in a manner which, in Landlord's reasonable judgment would be objectionable to Landlord or other occupants of the Complex by reason of noise, odors, or vibrations or would otherwise interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Complex. Smoking or carrying of a lighted cigar, pipe, or cigarette in the Building or parking structure is prohibited.

              26. Canvassing, soliciting and peddling in the Complex are prohibited. Tenant shall cooperate to prevent the same.

              27. All requests for overtime air conditioning or heating must be submitted in writing to the Building Management office by 2:00 p.m., on the day desired for weekday requests, by 2:00 p.m. on Friday for weekend requests and by 2:00 p.m. on the preceding business day for holiday requests.

              28. The following dates shall constitute "holidays" as said term is used in the Lease and in these Rules and Regulations:

                           (A)      New Year's Day

                           (B)      Good Friday

                           (C)      Memorial Day

                           (D)      Independence Day

                           (E)      Labor Day

                           (F)      Thanksgiving Day

                           (G)      Friday following Thanksgiving Day

                           (H)      Christmas

                           (1) Any other holiday recognized and taken by tenants occupying at least one-half (1/2) of the Rentable Area of office space of the Building.

                  If in the case of any holiday listed in (A) through (H) a different day shall be observed than the respective days described in (A) through (H), then that day which constitutes the day observed by national banks in Denver, Colorado, on account of such holiday shall constitute the holiday under this lease.

                  Landlord reserves the right, at any time, to rescind any one or more of these rules and regulations, or to make such other and further reasonable and nondiscriminatory rules and regulations as in Landlord's judgment may from time to time be necessary or desirable for the safety, care and cleanliness of the Complex or for the preservation of order therein. Smoking shall be permitted outside of the Building and parking structure only in such area or areas as Landlord may designate, and all cigarettes and cigars shall be disposed of only in receptacles placed therein by Landlord.


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

                                    EXHIBIT F
                               4600 SOUTH SYRACUSE
                                     PARKING

Subject to the following provisions, during the Term of this Lease, Landlord agrees to permit Tenant the use of, and Tenant agrees to pay the amounts described herein for the use of, a total number of spaces for the parking of vehicles in the Complex which shall be equal to 3.6 spaces for each 1000 square feet of Rentable Area included within the Premises. The initial number of parking spaces shall be revised as the Premises are modified by the addition or deletion of any space therefrom. Of that number, fifty percent (50%) of the spaces shall be unassigned parking spaces in the parking garage of the Complex and (subject to the provisions of the next sentence), fifty percent (50%) of the spaces shall be unassigned parking spaces on the surface parking lot. During the period from the Commencement Date until the date which is one (1) year from the Commencement Date, Tenant shall take and pay for at least twelve (12) of the initial number of spaces located within the parking garage, but shall not be required to take and pay for the remainder of those garage spaces. Tenant shall notify Landlord on or prior to the Commencement Date of the number of spaces within the parking garage, up to the maximum number of garage spaces provided above, which it will initially take. During the following year, Tenant shall provide Landlord with at least thirty (30) days notice of any additional number of garage spaces which it desires to take, up to the maximum number of spaces set forth above. On or prior to the date which is one (1) year from the Commencement Date, Tenant shall notify Landlord of the number of garage spaces, up to the maximum number of spaces set forth above, which it shall take and for which it shall pay for the remainder of the Term (subject, however, to any necessary readjustment of the total number of spaces available as a result of the addition or deletion of space from the Premises). Landlord reserves the right, if additional improvements are constructed upon the Project as part of the second phase thereof, at any time during the Term of this Lease, both during and after such construction occurs, to relocate any or all of the parking spaces initially provided in the surface parking lot into a parking garage or other structured parking at the Complex. Tenant's initial obligation to pay monthly rent shall be $55.00 per month for each unassigned space in the parking garage; provided, however, that such amount may be increased by Landlord during the Term to the then-current rates charged from time to time by the operator of the parking garage. Tenant shall not owe any monthly rent with respect to the unassigned spaces on the surface parking lot during the initial Term of the Lease; provided, however, that after such initial Term, such amount may be increased by Landlord during the Term to the then-current rates charged from time to time by the operator of the surface parking lot; and provided further that Tenant shall pay the then-current rates for garage spaces charged by the operator of the parking garage with respect to any surface parking spaces which are relocated to a parking garage or other structured parking as provided above during the initial Term of the Lease. All monthly parking rent shall be payable in advance on the first day of each month within the Term directly to the operator of the garage and surface parking lot, and Tenant's right to continued use of the spaces is conditional upon receipt of those payments in a timely manner. Tenant's rights to use the parking garage of the Complex or the surface parking lot shall be non-exclusive, except that Landlord shall not grant any other party the right to use Tenant's assigned parking spaces. Tenant's rights hereunder to use the parking garage of the Complex or the surface parking lot are conditioned upon this Lease being in full force and effect and there being no Event of Default by Tenant under this Lease. Tenant shall not abuse its privileges with respect to the parking garage or surface parking lot and shall use the same in accordance with Landlord's directions. If for any reason Landlord fails, despite reasonable good faith efforts, or is unable to provide all or any portion of the above-described parking spaces to Tenant or Tenant is not permitted to utilize all or any portion of such parking spaces at any time during the Term of this Lease, such fact shall not be a default by Landlord as to permit Tenant to terminate this Lease, either in whole or in part, but Tenant's obligation to pay rental for any parking space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space and this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure or inability to provide Tenant with such parking space. Notwithstanding the foregoing, in the event some or all of the parking spaces become unavailable, Landlord shall use commercially reasonable efforts to find replacement parking spaces. Except for those terms specifically defined in this Exhibit, all initially capitalized terms herein shall have the meanings set forth for such terms in the Lease to which this Exhibit is attached.

                                    EXHIBIT G
                               4600 SOUTH SYRACUSE
                 BASE BUILDING SHELL AND BUILDING STANDARD ITEMS

The "Base Building Shell" shall consist of the core and shell structure of the Building, which is comprised of the following general systems and components, each of which shall be provided at Landlord's expense except as specifically provided below

1. The Building is structural steel with composite metal deck and concrete floors. Troweled finished floor slabs will be provided in all tenant areas ready for the installation of carpet or other floor coverings with minimal floor preparation. The floor slabs are designed to accommodate a 50 lb. live load and 20 lb. partition load. Some minor floor leveling or patching may be required as part of tenant work.

2. The Building envelope will consist of thermally insulated vision and spandrel glass units and architectural granite. The perimeter wall will be insulated and fire-safed at all floor slab edge conditions.

3. The window treatment will be surface mounted, horizontal mini-blinds with manufacturer's standard vertical lifting and horizontal tilting unit complete with head rail, bottom rail, slats and accessories.

4. The multi-tenant elevator lobby will be painted gypsum board and/or acoustical tile ceiling, sculptured and painted gypsum board walls and carpeted floors. The common corridor walls are drywalled and finished on the corridor side only.

5. Stairways will be designed to accommodate use by the tenant as inter-floor connectors in addition to exiting. Stair width, tread rise and run, lighting and finishes shall promote tenant usage in a safe manner while meeting all applicable code requirements. Walls are to be painted gypsum board and sealed concrete floors. The stairways will be pressurized for exiting in an emergency situation. Stairwells remain locked at all times. Card readers may be added at the Tenant's expense.

6. Core restrooms will be finished in ceramic tile on the floor and one wet wall. The other walls will be finished in vinyl wall covering. The ceiling will be 2 x 2 x 5/8" regular acoustical material. Stone counter tops and ceiling hung painted metal toilet partitions are to be provided, as well as recessed and semi-recessed toilet accessories and full width unframed mirrors. Men's and women's restrooms shall be provided on each floor in a size and configuration to serve the occupants. Fixture counts should be based on the code required minimums or the actual occupancy of the Building, whichever is greater.

7. Drinking fountains will be provided adjacent to the toilet rooms on each floor.

8. Interior columns will be constructed out of metal studs, taped and finished to accept paint or other finishes.

9.   Electrical rooms will be provided on each floor as required.

10. Space for telephone and fiber "punch down" blocks (terminations) will be provided in a Telephone Equipment Room in the core of each typical floor level. A main telephone and fiber frame room will be located near the point of service to the Building. A series of sleeves will be provided at each level for main vertical distribution. At Tenant's expense, all individual tenant telephone switches and equipment will be located within the tenant spaces.

11. The Base Building Shell will provide space near the point of service to the Building with open sleeves on each floor in the telephone closet, for the installation at Tenant's expense of individual tenant fiber optic equipment and cable risers.

12. Core walls will be constructed of gypsum board attached to metal studs. The gypsum board will be taped, floated and sanded ready for paint application.

13. Core doors will be full height (8'-10"), 3'-0" wide and 1-3/4" thick solid core with a wood veneer surface installed in hollow metal frames with stainless steel hardware, including lever type handles.

14. Air conditioning will be provided to the tenant spaces from a variable air volume, factory built, water cooled DX compressor air handling unit designed and constructed to meet all current air quality issues as set forth in ASHRAE 62-89 Standards. Air handling units will be installed in the core area mechanical equipment rooms.

15. Air distribution to the tenant spaces will be provided through externally insulated primary ductwork systems constructed and sealed in accordance with SMACNA Standards (1995). Perimeter slot type diffusers will be prestocked on the floor, for purchase and installation by Tenant.

16. The floor terminal equipment will be series type fan powered or variable air volume terminal units of double wall construction with internal foil backed acoustical attenuation.

17. Two 4" drain columns (risers), waste and vent, will be provided on each floor for future connection of tenant fixtures. One tenant drain riser will be located at each end of the core. Cold water stub-outs (1/2") will be provided at each drain riser for tenant use.

18. The core & shell sprinkler system includes a vertical standpipe at each stairwell, mains, branch lines, and semi-recessed heads on each floor in a pattern sufficient to comply with NFPA 13 and local code requirements. Generally, the mains and branch piping will be installed 8" above the ceiling plenum zone intended for tenant lighting.

19. Electrical service to the typical floors will be provided from a base Building plug-in buss riser sized to provide a total capacity of 8.0 watts per square foot of useable area. Each tenant as part of the core and shell is allocated 4.0 watts per square foot (2.0 watts per square foot for lighting, and 2.0 watts per square foot for power). The additional 4.0 watts per square foot may be utilized at Tenant's expense. Electrical transformers, panels and distribution will be provided in the care area to serve both the low and high voltage needs of the base Building and tenant. Dry type transformers will serve the low voltage power distribution system. All on floor distribution shall be paid for by Tenant as part of the tenant improvements.

20. The Building requires all electrical wiring for core & shell and tenant work be in conduit. Wiring for all fire alarm devices will be plenum rated cabling.

21. An emergency power system will be provided utilizing a diesel powered generator to serve exit way and emergency lighting in tenant areas and life safety systems.

22. The Base Building Shell will provide a code complying, fully addressable fire alarm system for the common areas only. Each tenant, at its expense, will need to add life safety devices as required to comply with local codes.

23. The following items are examples of architectural finishes which are specifically excluded from the core & shell construction and are intended to be part of the tenant improvement package; all ceiling grid and tile, 2x4 light fixtures, all doors, frames and hardware including the tenant's entrance, secondary ductwork, including the installation of perimeter slot diffusers, life safety devices, partitions, and flooring. Each tenant is required to install demising partitions at the perimeter of the space.

The initial "Building Standard" finishes for the Building shall be listed in a manual to be provided by Landlord to Tenant. Landlord reserves the right to add additional items to the list, or to change the Building Standard items, at any time.

                                    EXHIBIT H
                               4600 SOUTH SYRACUSE
              FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT
                                    AGREEMENT

             NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT


         THIS AGREEMENT is made and entered into as of this __ day of _______ 1999, by and among BANKBOSTON, N.A., a national banking association (hereinafter called the "Lender") as administrative agent for itself and the other lenders who become parties to a certain Construction and Term Loan Agreement dated June 30, 1999, (hereinafter called the "Tenant") and DENVER HINES DEVELOPMENT, LLC (hereinafter called the "Landlord").

                                   WITNESSETH:

         WHEREAS, Landlord owns certain real property located in Denver County, Colorado, and more particularly described in Exhibit A attached hereto and made a part hereof (said property being hereinafter called the "Property"); and

         WHEREAS, Landlord and Tenant made and entered into that certain Lease, dated the __ day of ________, 1999, with respect to certain premises constituting a portion of the Property therein described, known as 4600 South Syracuse (said Lease being hereinafter called the "Lease" and said premises being hereinafter called the "Leased Premises"); and

         WHEREAS, on or about the date hereof, Landlord has entered into and delivered that certain Deed of Trust and Security Agreement in favor of Lender recorded in the Denver County Registry of Deeds prior to the recording of this Agreement (said Mortgage and Security Agreement being hereinafter called the "Security Deed"), conveying the Property to secure the payment of the indebtedness described in the Security Deed; and

         WHEREAS, on or about the date hereof, Landlord has entered into and delivered that certain Assignment of Leases and Rents in favor of Lender recorded in the Denver County Registry of Deeds prior to the recording of this Agreement (said Assignment of Leases and Rents being hereinafter called the "Assignment of Leases"), assigning all of Landlord's right, title and interest as lessor under the Lease to further secure the indebtedness described in the Security Deed; and

         WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Tenant and Landlord hereby covenant and agree as follows:

         1. Estoppel. Tenant hereby certifies to Lender that (i) the Lease, as described above, is the true, correct and complete Lease, and has not been modified or amended and constitutes the entire agreement between Landlord and Tenant, and (ii) as far as is known to Tenant, there are no defaults of Landlord under the Lease and there are no existing circumstances which with the passage of time, or giving of notice, or both, would give rise to a default wider the Lease and/or allow Tenant to terminate the Lease.

         2. Non-Disturbance. So long as no default exists, nor any event has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action on the part of such lessor, the termination of the Lease or would entitle such lessor to dispossess the lessee thereunder, the Lease shall not be terminated, nor shall such lessee's use, possession or enjoyment of the Leased Premises or rights under the Lease be interfered with in any foreclosure or other action or proceeding in the nature of foreclosure instituted under or in connection with the Security Deed or in case Lender takes possession of the Property pursuant to any provisions of the Security Deed or the Assignment of Leases, unless the lessor under the Lease would have had such right if the Security Deed or the Assignment of Leases had not been made, except that neither the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding or deed in lieu of any such action or proceeding (hereinafter called the "Purchaser") nor Lender if Lender takes possession of the Property shall be (a) liable for any act or omission of any prior lessor under the Lease; or (b) liable for the return of any security deposit which lessee under the Lease has paid to any prior lessor under the Lease; or (c) subject to any offsets or defenses which the lessee under the Lease might have against any prior lessor under the Lease; or (d) bound by any base rent, percentage rent or any other payments which the lessee under the Lease might have paid for more than the current month to any prior lessor under the Lease; or (e) bound by any amendment or modification of the Lease made without Lender's prior written consent; or (f) bound by any consent by any lessor under the Lease to any assignment or sublease of the lessee's interest in the Lease made without also obtaining Lender's prior written consent; or (g) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor, it being acknowledged that Tenant's sole remedy in the event of such default shall be to proceed against Purchaser's or Lender's interest in the Property. Notwithstanding anything contained herein to be contrary, Lender shall have absolutely no obligation to perform any of Landlord's construction covenants under the Lease, provided that if Lender shall not perform such covenants in the event of foreclosure or deed in lieu thereof and within a reasonable time following taking of possession by Lender, then Tenant shall have the right to terminate its obligations under the Lease and to pursue any and all legal remedies it may have against Landlord and any third parties other than Lender.

         3. Attornment. Unless the Lease is terminated in accordance with Paragraph 2, if the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Security Deed (if applicable), or by any foreclosure or other proceeding for enforcement of the Security Deed, or by deed in lieu of foreclosure or such other proceeding, or if Lender takes possession of the Property pursuant to any provisions of the Security Deed or the Assignment of Leases, the lessee thereunder shall be bound to the Purchaser or Lender, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser or Lender were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby attorn to the Purchaser and Lender if it takes possession of the Property, as its lessor under the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease or the taking of possession of the Property by Lender. Nevertheless, Tenant shall, from time to time, execute and deliver such instruments evidencing such attornment as Purchaser or Lender may require. The respective rights and obligations of Purchaser, Lender and of the lessee under the Lease upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided in Paragraph 2.

         4. Subordination. Tenant hereby subordinates all of its right, title and interest as lessee under the Lease to the right, title and interest of Lender under the Security Deed, and Tenant further agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Security Deed (including, without limitation, the casualty and condemnation provisions of the Lease, which are hereby specifically subordinated to the Security Deed) and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Deed.

         5. Assignment of Leases. Tenant hereby acknowledges that all of Landlord's right, title and interest as lessor under the Lease is being duly assigned to Lender pursuant to the terms of the Assignment of Leases, and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Lender. Upon receipt of any such written notice from Lender, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease directly to Lender or to Lender's agent designated in such notice and to continue to do so until otherwise notified in writing by Lender. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Lender following receipt of such notice, and covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Security Deed or the Assignment of Leases or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Lender following receipt of such notice. Tenant further acknowledges and agrees: (a) that under the provisions of the Assignment of Leases, the Lease cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease, without the prior written consent of Lender, and without such consent no rent may be collected or accepted by Landlord more than one month in advance; and (b) that the interest of Landlord as lessor under the Lease has been assigned to Lender for the purposes specified in the Assignment of Leases, and Lender assumes no duty, liability or obligation under the Lease, except only under the circumstances, terms and conditions specifically set forth in the Assignment of Leases.

         6. Notice of Default by Lessor. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within thirty
(30) days after receipt by Lender of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to Lender shall be delivered in duplicate to:

                           BankBoston, N.A.
                           100 Federal Street
                           Boston, Massachusetts 02110
                           Attn: James L. Keough, Real Estate Division

                           and

                           Goulston & Stoffs P.C.
                           400 Atlantic Avenue
                           Boston, Massachusetts 02110
                           Attn: James H. Lemer, Esquire

or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant _____________________, Attention: ____________, or to
such other address as may be designated by written notice from Tenant to Lender.

         7. No Further Subordination. Except as expressly provided to the contrary in Paragraph 4 hereof, Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee's interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

         8. As to Landlord and Tenant. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

         9. As to Landlord and Lender. As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Security Deed or the Assignment of Leases.

         10. Title of Paragraphs. The titles of the paragraphs of this agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

         11. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         12. Provisions Binding. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Lender, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender to an assignment by Tenant, but has reference only to those instances in which the lessor under the Lease and Lender shall have given written consent to a particular assignment by Tenant thereunder.

                                  [End of Page]

         IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

                  LENDER:

                  BANKBOSTON, N.A., a national banking association, as agent

                  By:
                      ------------------------------------
                  Title:
                         ---------------------------------

                  LANDLORD:

                  DENVER HINES DEVELOPMENT, LLC,
                  a Delaware limited liability company

                  By: Hines 1997 U.S. Office Development Fund, L.P., a Delaware limited partnership, its sole member

                         By: Hines 1997 U.S. ODF GP Limited Partnership, a Texas limited partnership, its general partner

                               By:  Hines 1997 U.S. ODF LLC,
                                    a Delaware limited liability company,
                                    its general partner

                                    By:    Hines Interests Limited partnership,
                                           a Delaware limited partnership,
                                           its sole member

                                           By:      Hines Holdings, Inc.,
                                                    a Texas close corporation,
                                                    its general partner

                                                    By:
                                                        ------------------------
                                                             Thomas D. Owens
                                                             Vice President

                  TENANT:

                  ____________., a __________ corporation

                  By:
                      -----------------------------------
                           Title:
                                  -----------------------

COMMONWEALTH OF MASSACHUSETTS      )
                                   )
COUNTY OF                          )
          -----------------

         The foregoing instrument was acknowledged before me on the _____ day of __________, 1999, by __________________, _______________of BANKBOSTON, N.A., a
national banking association, on behalf of said association.


                                             -----------------------------------
                                             Notary Public in and for the
                                             State of Massachusetts


                                             Printed Name:
                                                           ---------------------
                                             My commission expires:
                                                                    ------------



STATE OF                           )
         ------------------        )
COUNTY OF                          )
          -----------------

         The foregoing instrument was acknowledged before me on the ____ day of ________, 1999, by _______________, ______________________ of Hines Holdings,
Inc., a Texas close corporation, the general partner of Hines Interests Limited Partnership, a Delaware limited partnership, the sole member of Hines 1997 U.S. ODF LLC, a Delaware limited liability company, the general partner of Hines 1997 U.S. ODF GP Limited Partnership, a Texas limited partnership, the general partner of Hines 1997 U.S. Office Development Fund, L.P., a Delaware limited partnership, the sole member of DENVER HINES DEVELOPMENT, LLC, a Delaware limited liability company, on behalf of said entities.


                                             -----------------------------------
                                             Notary Public in and for the
                                             State of
                                                      --------------------------

                                             Printed Name:
                                                           ---------------------
                                             My commission expires:
                                                                    ------------

STATE OF                           )
         ------------------        )
COUNTY OF                          )
          -----------------

         The foregoing instrument was acknowledged before me on the ___ day of __________, 1999, by _______________, ______________of ___________, a
corporation, on behalf of said corporation.


                                             -----------------------------------
                                             Notary Public in and for the
                                             State of
                                                      --------------------------

                                             Printed Name:
                                                           ---------------------
                                             My commission expires:
                                                                    ------------

                                    EXHIBIT I
                               4600 SOUTH SYRACUSE
                            FORM OF LETTER OF CREDIT

                          IRREVOCABLE LETTER OF CREDIT

                       [NAME AND ADDRESS OF ISSUING BANK]


                                     [Date]




Denver Hines Development, LLC
4600 S. Syracuse, Suite 1150
Denver, CO 80237



Ladies and Gentlemen:



         At the request and for the account of iSky, Inc., located at 4600 S. Syracuse, Suite 500, Denver, Colorado 80237 (hereinafter called "Applicant"), we hereby establish our Irrevocable Letter of Credit No. [INSERT NUMBER] in your favor and authorize you to draw on us up to the aggregate amount of US $$662,288.00, available by your draft(s) at sight drawn on us and accompanied by the following:

         A written statement by you that:

         3. Applicant is in monetary default under the Lease Agreement, dated as of [insert date of lease] between you, as Landlord, and Applicant, as Tenant (the "Lease"), and Landlord has met the conditions contained in the Lease Agreement for drawing on this, Irrevocable Letter of Credit; or

         4. Applicant has failed to deliver timely a renewal, replacement or additional letter of credit as required in the Lease.

         This Irrevocable Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the content of such statement.

         We hereby engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored by us if presented at [insert address of issuing bank in Denver, Colorado] no later than [insert expiration date of letter of credit], it being a condition of this Irrevocable Letter of Credit that it shall be automatically extended for periods of at least one year from the present and each future expiration date unless, at least 45 days prior to the relevant expiration date, we notify you, by certified mail, return receipt requested, that we elect not to extend this Irrevocable Letter of Credit for any additional period.

         This Irrevocable Letter of Credit is transferable at no charge to any transferee of the Landlord under the Lease upon notice to the undersigned from the Landlord and such transferee.

         This irrevocable Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1983-Rev) International Chamber of Commerce Publication #400.


                                             Sincerely yours,


                                             [insert authorized signature)


                                       2